Exhibit 10.6

EXECUTION VERSION

OMNIBUS AMENDMENT TO TRANSACTION DOCUMENTS, dated as of January 17, 2024 (this “Amendment”), among Phillip Street Middle Market Lending Investments LLC, as the borrower (the “Borrower”), Phillip Street Middle Market Lending Fund LLC, as the collateral manager (the “Collateral Manager”), Ally Bank, as the arranger (the “Arranger”) and as the administrative agent (the “Administrative Agent”), the Lenders party hereto, State Street Bank and Trust Company, as the collateral custodian (the “Collateral Custodian”) and as securities intermediary (the “Securities Intermediary”) and Alter Domus (US) LLC, as the document agent (the “Document Agent”).

WHEREAS, the Borrower, the Collateral Manager, the Arranger, the other Lenders from time to time parties thereto, the Administrative Agent, Phillip Street Middle Market Lending Fund LLC, as the transferor, Phillip Street Middle Market Lending Investment Holdings LLC, as the equityholder, the Collateral Custodian and the Document Agent, are party to the Loan, Security and Collateral Management Agreement, dated as of February 10, 2023 (the “Loan Agreement”);

WHEREAS, the Borrower, as the pledgor, the Administrative Agent and the Securities Intermediary, are party to the Control Agreement, dated as of February 10, 2023 (the “Control Agreement”);

WHEREAS, the parties hereto desire to amend the Loan Agreement in accordance with Section 12.1 of the Loan Agreement and subject to the terms and conditions set forth herein;

WHEREAS, the parties hereto desire to amend the Control Agreement in accordance with Section 10.01(b) of the Control Agreement and subject to the terms and conditions set forth herein; and

NOW THEREFORE, in consideration of the foregoing premises and the mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

Definitions

Terms used but not defined herein have the respective meanings given to such terms in the Loan Agreement.

ARTICLE II

SECTION 2.1. Amendments to the Loan Agreement. As of the date of this Amendment, the Loan Agreement shall be amended as follows:

(a)
to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the bold and double-underlined text (indicated

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textually in the same manner as the following example: bold and double-underlined text) as set forth on the pages of the Loan Agreement attached as Appendix A hereto; and
(b)
to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the bold and double-underlined text (indicated textually in the same manner as the following example: bold and doubl-eunderlined text) as set forth on the pages of the Exhibits and Schedules to the Loan Agreement attached as Appendix B hereto.

SECTION 2.2. Amendments to the Control Agreement. As of the date of this Amendment, the Control Agreement shall be amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the bold and double-underlined text (indicated textually in the same manner as the following example: bold and double-underlined text) as set forth on the pages of the Control Agreement attached as Appendix C hereto.

ARTICLE III

Representations and Warranties

SECTION 3.1. The Borrower hereby represents and warrants that, as of the date first written above, (i) no Default or Event of Default has occurred and is continuing and (ii) the representations and warranties of the Borrower contained in the Loan Agreement and the other Transaction Documents are true and correct in all material respects on and as of such day (other than any representation and warranty that is made as of a specific date).

ARTICLE IV

Conditions Precedent

SECTION 4.1. This Amendment shall become effective upon the execution and delivery of this Amendment by each party hereto.

ARTICLE V

Miscellaneous

SECTION 5.1. Governing Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

SECTION 5.2. Severability Clause. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

2

SECTION 5.3. Ratification. Except as expressly amended hereby, each of the Loan Agreement and the Control Agreement is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Amendment shall form a part of the Loan Agreement or the Control Agreement, as applicable, for all purposes.

SECTION 5.4. Counterparts. The parties hereto may sign one or more copies of this Amendment in counterparts (including by electronic means, .pdf file, .jpeg file or any electronic signature complying with the U.S. federal ESIGN Act of 2000, including Orbit, Adobe Sign, DocuSign, or any other similar platform identified by the Borrower and reasonably available at no undue burden or expense to the Collateral Custodian or Securities Intermediary), all of which together shall constitute one and the same agreement. Delivery of an executed signature page of this Amendment by facsimile or email transmission shall be effective as delivery of a manually executed counterpart hereof. Neither the Collateral Custodian nor the Securities Intermediary shall have a duty to inquire into or investigate the authenticity or authorization of any such electronic signature and shall be entitled to conclusively rely on any such electronic signature without any liability with respect thereto.

SECTION 5.5. Headings. The headings of the Articles and Sections in this Amendment are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

SECTION 5.6. Collateral Custodian, Securities Intermediary and Document Agent. The Collateral Custodian, the Document Agent and the Securities Intermediary shall be entitled to all rights, protections, immunities and indemnities set forth in the Loan Agreement and the Control Agreement as if fully set forth in this Amendment. The Collateral Custodian, the Document Agent and the Securities Intermediary are hereby directed to execute and deliver this Amendment.

[Signature pages follow]

3

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.

PHILLIP STREET MIDDLE MARKET
LENDING INVESTMENTS LLC, as the Borrower

By:	Phillip Street Middle Market Lending Fund
LLC, its Designated Manager

By:	/s/ Stanley Matuszewski
	Name:	Stanley Matuszewski
	Title:	Vice President

[Signature Page to Omnibus Amendment to Transaction Documents (GSAM T-Corp)]

PHILLIP STREET MIDDLE MARKET
LENDING FUND LLC, as the Collateral Manager

By:	/s/ Stanley Matuszewski
	Name:	Stanley Matuszewski
	Title:	Vice President

[Signature Page to Omnibus Amendment to Transaction Documents (GSAM T-Corp)]

ALLY BANK, as the Administrative Agent and as the Arranger

By:	/s/ Matthew Nebbia
	Name:	Matthew Nebbia
	Title:	Authorized Signatory

[Signature Page to Omnibus Amendment to Transaction Documents (GSAM T-Corp)]

ALLY BANK, as a Lender

By:	/s/ Matthew Nebbia
	Name:	Matthew Nebbia
	Title:	Authorized Signatory

[Signature Page to Omnibus Amendment to Transaction Documents (GSAM T-Corp)]

WEBSTER BANK, N.A., as a Lender

By:	/s/ Andrew Shuster
	Name:	Andrew Shuster
	Title:	Managing Director

[Signature Page to Omnibus Amendment to Transaction Documents (GSAM T-Corp)]

STATE STREET BANK AND TRUST COMPANY, as the Collateral Custodian and the Securities Intermediary

By:	/s/ Brian Peterson
	Name:	Brian Peterson
	Title:	Vice President

[Signature Page to Omnibus Amendment to Transaction Documents (GSAM T-Corp)]

ALTER DOMUS (US) LLC, as the Document Agent

By:	/s/ Matthew Trybula
	Name:	Matthew Trybula
	Title:	Associate Counsel

[Signature Page to Omnibus Amendment to Transaction Documents (GSAM T-Corp)]

Appendix A

Amendments to Loan Agreement

EXECUTION VERSION

CONFORMED THROUGH OMNIBUS AMENDMENT DATED JANUARY 17, 2024

U.S. $250,000,000

LOAN, SECURITY AND COLLATERAL MANAGEMENT AGREEMENT

by and among

PHILLIP STREET MIDDLE MARKET LENDING FUND LLC,

as the Collateral Manager and Transferor

PHILLIP STREET MIDDLE MARKET LENDING INVESTMENT HOLDINGS LLC,

as the Equityholder

PHILLIP STREET MIDDLE MARKET LENDING INVESTMENTS LLC,

as the Borrower

EACH OF THE LENDERS FROM TIME TO TIME PARTY HERETO,

as the Lenders

ALLY BANK,

as the Administrative Agent and the Arranger

STATE STREET BANK AND TRUST COMPANY,

as the Collateral Custodian

and

ALTER DOMUS (US) LLC,

as the Document Agent

Dated as of February 10, 2023

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TABLE OF CONTENTS

		Page

	ARTICLE I

	DEFINATION

Section 1.1	Certain Defined Terms	2
Section 1.2	Other Terms	68
Section 1.3	Computation of Time Periods	69
Section 1.4	Interpretation	69
Section 1.5	Calculation of Borrowing Base	69
Section 1.6	Rates	69

	ARTICLE II

	THE NOTES

Section 2.1	The Notes	68
Section 2.2	Procedures for Loan Advances by the Lenders	68
Section 2.3	Principal Repayments	71
Section 2.4	Determination of Interest	74
Section 2.5	Notations on Notes	74
Section 2.6	Reduction of Borrowing Base Deficiency	74
Section 2.7	Settlement Procedures	75
Section 2.8	Alternate Settlement Procedures	78
Section 2.9	Collections and Allocations	77
Section 2.10	Payments, Computations, Etc	82
Section 2.11	Fees	~~80~~81
Section 2.12	Increased Costs; Capital Adequacy; Illegality	81
Section 2.13	Taxes	84
Section 2.14	Reinvestment; Discretionary Sales, Substitutions and Repurchases of Loans	91
Section 2.15	Assignment of the Sale Agreements	91
Section 2.16	Defaulting Lenders	92
Section 2.17	Mitigation Obligations; Replacement of Lenders	93
Section 2.18	Increase of Commitment; Facility Amount	94

	ARTICLE III

	CONDITIONS TO THE EFFECTIVE DATE AND LOAN ADVANCES

Section 3.1	Conditions to Effective Date	95
Section 3.2	Conditions Precedent to All Loan Advances and Acquisitions of Loans	~~97~~101
Section 3.3	Custodianship; Transfer of Loans and Permitted Investments	~~99~~103

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	ARTICLE IV

	REPRESENTATIONS AND WARRANTIES

Section 4.1	Representations and Warranties of the Borrower	101
Section 4.2	Representations and Warranties of the Borrower Relating to this Agreement and the Collateral	~~110~~111
Section 4.3	Representations and Warranties of the Equityholder and the Collateral Manager	111
Section 4.4	Representations and Warranties of the Collateral Custodian and Document Agent	~~117~~118

	ARTICLE V

	GENERAL COVENANTS

Section 5.1	Affirmative Covenants of the Borrower	~~118~~119
Section 5.2	Negative Covenants of the Borrower	~~127~~128
Section 5.3	Affirmative Covenants of the Equityholder and the Collateral Manager	130
Section 5.4	Negative Covenants of the Equityholder and the Collateral Manager	132
Section 5.5	Affirmative Covenants of the Collateral Custodian and Document Agent	133
Section 5.6	Negative Covenants of the Collateral Custodian and Document Agent	~~133~~134

	ARTICLE VI

	COLLATERAL ADMINISTRATION

Section 6.1	Designation of the Collateral Manager	134
Section 6.2	Duties of the Collateral Manager	~~134~~135
Section 6.3	Authorization of the Collateral Manager	~~136~~137
Section 6.4	Collection of Payments; Accounts	~~137~~138
Section 6.5	Realization Upon Defaulted or Delinquent Loans	139
Section 6.6	Collateral Manager Compensation	~~139~~140
Section 6.7	Payment of Certain Expenses by the Collateral Manager	~~139~~140
Section 6.8	Reports	140
Section 6.9	Annual Statement as to Compliance	~~140~~141
Section 6.10	The Collateral Manager Not to Resign	141
Section 6.11	Collateral Manager Termination Events	141

	ARTICLE VII

	THE COLLATERAL CUSTODIAN

Section 7.1	Designation of Collateral Custodian	142
Section 7.2	Duties of Collateral Custodian	~~142~~143

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Section 7.3	Merger or Consolidation	~~144~~145
Section 7.4	Collateral Custodian Compensation	~~144~~145
Section 7.5	Collateral Custodian Removal	~~144~~145
Section 7.6	Limitation on Liability	145
Section 7.7	Resignation of the Collateral Custodian	148
Section 7.8	Access to Certain Documentation and Information Regarding the Collateral; Audits	~~148~~149

	ARTICLE VIII

	SECURITY INTEREST

Section 8.1	Grant of Security Interest	149
Section 8.2	Release of Lien on Collateral	~~150~~151
Section 8.3	Remedies	151
Section 8.4	Waiver of Certain Laws	~~151~~152
Section 8.5	Power of Attorney	~~151~~152

	ARTICLE IX

	EVENTS OF DEFAULT

Section 9.1	Events of Default	152
Section 9.2	Remedies	155

	ARTICLE X

	INDEMNIFICATION

Section 10.1	Indemnities by the Borrower	156
Section 10.2	Indemnities by the Collateral Manager	~~157~~158
Section 10.3	Taxes	158

	ARTICLE XI

	THE ADMINISTRATIVE AGENT

Section 11.1	Appointment	~~158~~159
Section 11.2	Standard of Care; Exculpatory Provisions	~~159~~160
Section 11.3	The Administrative Agent’s Reliance, Etc	~~160~~161
Section 11.4	Credit Decision with Respect to the Administrative Agent	161
Section 11.5	Indemnification of the Administrative Agent	161
Section 11.6	The Successor Administrative Agent	~~161~~162
Section 11.7	Delegation of Duties	162
Section 11.8	Payments by the Administrative Agent	~~162~~163
Section 11.9	Collateral Matters	~~162~~163

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Section 11.10	Erroneous Payments	163

	ARTICLE XII

	MISCELLANEOUS

Section 12.1	Amendments and Waivers	166
Section 12.2	Notices, Etc	~~168~~167
Section 12.3	Ratable Payments	169
Section 12.4	No Waiver; Remedies	~~170~~169
Section 12.5	Binding Effect; Benefit of Agreement	~~170~~169
Section 12.6	Term of this Agreement	~~170~~169
Section 12.7	Governing Law; Jury Waiver	170
Section 12.8	Consent to Jurisdiction; Waivers	~~171~~170
Section 12.9	Costs and Expenses	~~171~~170
Section 12.10	No Proceedings	~~172~~171
Section 12.11	Recourse Against Certain Parties	~~172~~171
Section 12.12	Protection of Right, Title and Interest in the Collateral; Further Action Evidencing Loan Advances	~~173~~172
Section 12.13	Confidentiality	~~174~~173
Section 12.14	Execution in Counterparts; Severability; Integration	~~176~~175
Section 12.15	Waiver of Setoff	176
Section 12.16	Assignments by the Lenders	176
Section 12.17	Heading and Exhibits	~~180~~179
Section 12.18	Benchmark Replacement Settings	~~180~~179
Section 12.19	Divisions	~~181~~180
Section 12.20	Judgment Currency	181
Section 12.21	Recognition of the U.S. Special Resolution Regimes	~~182~~181
Section 12.22	USA Patriot Act	182

	ARTICLE XIII

	TAX CONSIDERATIONS

Section 13.1	Acknowledgement of Parties	~~183~~182

	ARTICLE XIV

	DOCUMENT AGENT

Section 14.1	Designation of Document Agent	~~183~~182
Section 14.2	Duties of Document Agent	183
Section 14.3	Merger or Consolidation	~~186~~185
Section 14.4	Document Agent Compensation	~~186~~185
Section 14.5	Document Agent Removal	~~186~~185
Section 14.6	Limitation on Liability	186

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Section 14.7	Document Agent Resignation	~~189~~188
Section 14.8	Release of Documents	~~189~~188
Section 14.9	Return of Required Loan Documents	~~190~~189
Section 14.10	Access to Certain Documentation and Information Regarding the Collateral Portfolio	190
Section 14.11	Document Agent as Agent	~~191~~190
Section 14.12	Indemnification	~~191~~190

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EXHIBITS

EXHIBIT A-1	Form of Funding Notice
EXHIBIT A-2	Form of Repayment Notice
EXHIBIT A-3	Form of Reinvestment Notice
EXHIBIT A-4	Form of Borrowing Base Certificate
EXHIBIT A-5	Form of Incumbency Certificate
EXHIBIT A-6	Form of Quarterly Payment Date Report
EXHIBIT A-7	Form of Static Pool Analysis
EXHIBIT A-8	Form of Notice of Continuation
EXHIBIT A-9	Form of Disbursement Request
EXHIBIT B	Form of Promissory Note
EXHIBIT C	Form of Officer’s Certificate as to Solvency
EXHIBIT D	Form of Officer’s Closing Certificate
EXHIBIT E	Form of Release of Underlying Instruments
EXHIBIT F	Form of Compliance Certificate
EXHIBIT G	Form of Transferee Letter
EXHIBIT H	Form of Joinder Supplement
EXHIBIT I-1	Form of U.S. Tax Compliance Certificate – For Foreign Lenders that are not Partnerships for U.S. Federal Income Tax Purposes
EXHIBIT I-2	Form of U.S. Tax Compliance Certificate – For Foreign Participants that are not Partnerships For U.S. Federal Income Tax Purposes
EXHIBIT I-3	Form of U.S. Tax Compliance Certificate – For Foreign Participants that are Partnerships For U.S. Federal Income Tax Purposes
EXHIBIT I-4	Form of U.S. Tax Compliance Certificate – For Foreign Lenders that are Partnerships For U.S. Federal Income Tax Purposes
EXHIBIT J	Form of Document Agent Certification
EXHIBIT K	Form of Assignment and Assumption
EXHIBIT L	Form of Annual Statement as to Compliance

SCHEDULES

SCHEDULE I	Loan Party Names
SCHEDULE II	Loan List
SCHEDULE III	[Reserved]
SCHEDULE IV	Agreed-Upon Procedures
SCHEDULE V	~~S&P~~GICS Industry Classifications

ANNEXES

ANNEX A	Addresses for Notices
ANNEX B	Commitments

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EXECUTION VERSION

CONFORMED THROUGH OMNIBUS AMENDMENT DATED JANUARY 17, 2024

LOAN, SECURITY AND COLLATERAL MANAGEMENT AGREEMENT

THIS LOAN, SECURITY AND COLLATERAL MANAGEMENT AGREEMENT (as amended, modified, waived, supplemented, restated or replaced from time to time, this “Agreement”) is made as of February 10, 2023, by and among:

(1)
PHILLIP STREET MIDDLE MARKET LENDING FUND LLC, a Delaware limited liability company, as the Collateral Manager (as hereinafter defined) and as the Transferor (as hereinafter defined);
(2)
PHILLIP STREET MIDDLE MARKET LENDING INVESTMENT HOLDINGS LLC, a Delaware limited liability company, as the Equityholder (as hereinafter defined);
(3)
PHILLIP STREET MIDDLE MARKET LENDING INVESTMENTS LLC, a Delaware limited liability company, as the borrower (the “Borrower”);
(4)
EACH OF THE LENDERS FROM TIME TO TIME PARTY HERETO (together with its respective successors and assigns in such capacity, each a “Lender”, collectively, the “Lenders”);
(5)
ALLY BANK (together with its successors and assigns, “Ally Bank”), as the administrative agent hereunder (together with its successors and assigns in such capacity, the “Administrative Agent”) and as Arranger;
(6)
STATE STREET BANK AND TRUST COMPANY, not in its individual capacity but as the collateral custodian (together with its successors and assigns in such capacity, the “Collateral Custodian”); and
(7)
ALTER DOMUS (US) LLC, not in its individual capacity but as the document agent (together with its successors and assigns in such capacity, the “Document Agent”).

RECITALS

WHEREAS, the Borrower has requested that the Lenders extend credit hereunder by providing Commitments and making Loan Advances from time to time for the purchase of certain Eligible Loans from the Equityholder pursuant to the Equityholder Sale Agreement and for the general business purposes of the Borrower;

WHEREAS, the Borrower has requested that the Collateral Manager act as the collateral manager of the Borrower and manage the Collateral; and

WHEREAS, the Lenders are willing to extend such credit to the Borrower on the terms and subject to the conditions set forth herein;

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NOW, THEREFORE, based upon the foregoing Recitals, the mutual premises and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Certain Defined Terms.

Certain capitalized terms used throughout this Agreement are defined in this Section 1.1. As used in this Agreement and its schedules, exhibits and other attachments, unless the context requires a different meaning, the following terms shall have the following meanings:

“1940 Act”: The United States Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder.

“Account”: Any of the Collateral Account, the General Collection Account, the Principal Collection Account, the Interest Collection Account, the Unfunded Exposure Account, the Pre-Funded Loan Account, the Pre-Funded Equity Account (if any) and any sub-accounts thereof deemed appropriate or necessary by the Administrative Agent or the Collateral Custodian for convenience in administering such accounts. For the avoidance of doubt, the Borrower may elect not to create or maintain a Pre-Funded Equity Account.

“Account Control Agreement”: The account control agreement, dated as of the date hereof, among the Borrower, as the pledgor, the Administrative Agent and the Securities Intermediary, as the same may be amended, modified, waived, supplemented or restated from time to time.

“Accrual Period”: With respect to (a) the first Quarterly Payment Date, the period from and including the Effective Date to but excluding the Quarterly Determination Date preceding the first Quarterly Payment Date, and (b) any subsequent Quarterly Payment Date, the period from and including the Quarterly Determination Date preceding the previous Quarterly Payment Date to but excluding the Quarterly Determination Date preceding the current Quarterly Payment Date (or, in the case of the final Quarterly Payment Date, to and including such Quarterly Payment Date).

“Adjusted Borrowing Value”: For any Loan, for any date of determination, an amount equal to the Assigned Value of such Loan at such time multiplied by the Outstanding Balance of such Loan at such time.

“Administrative Agent”: Ally Bank, in its capacity as the administrative agent for the Lenders hereunder, together with its permitted successors and permitted assigns, including any successor appointed pursuant to Section 11.6.

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“Administrative Expenses”: All amounts (including indemnification payments) due or accrued and payable by the Borrower to any Person incurred in connection with any Transaction Document (the payment of which is not expressly otherwise provided for therein, e.g., principal on Advances Outstanding and Interest hereunder, Collateral Custodian Fees and Document Agent Fees) or Collateral, including, but not limited to, any third party service provider to the Borrower, any Lender, the Collateral Custodian, the Document Agent, or the Securities Intermediary, accountants, agents, independent directors, rating agencies and counsel of any of the foregoing for fees and expenses or any other Person in respect of any other fees, expenses, or other payments (including indemnification payments).

“Administrative Questionnaire”: An administrative questionnaire in a form supplied by the Administrative Agent.

“Advance Date”: With respect to any Loan Advance, the date on which such Loan Advance is made.

“Advance Rate”: As follows:

(a)
with respect to First Lien Loans for which the applicable Obligor has EBITDA less than $10,000,000, sixty percent (60.00%);
(b)
with respect to (x) First Lien Loans for which the applicable Obligor has EBITDA greater than or equal to $10,000,000 but less than $50,000,000 and (y) Tower Cash Flow Loans that satisfy the definition of “First Lien Loan” other than the first parenthetical therein, seventy percent (70.00%);
(c)
subject to the following clause (d), with respect to First Lien Loans for which the applicable Obligor has EBITDA greater than or equal to $50,000,000, seventy-two percent (72.00%);
(d)
with respect to First Lien Loans for which the applicable Obligor (x) has EBITDA greater than or equal to $50,000,000 and (y) has a Specified Rating so long as at least two current quotes for such debt exist from brokers acceptable to the Administrative Agent in its sole discretion, seventy five percent (75.00%);
(e)
with respect to Recurring Revenue Loans, sixty percent (60.00%);
(f)
with respect to (x) First Lien Last Out Loans and (y) Tower Cash Flow Loans that satisfy the definition of “First Lien Last Out Loan” other than the first parenthetical therein, fifty percent (50.00%);
(g)
with respect to Second Lien Loans for which the applicable Obligor has EBITDA greater than or equal to $50,000,000, forty-five percent (45.00%); and
(h)
with respect to Second Lien Loans for which the applicable Obligor has EBITDA less than $50,000,000, thirty percent (30.00%).

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“Advances Outstanding”: On any day, the aggregate principal amount of all Loan Advances outstanding on such day, after giving effect to all repayments of Loan Advances and the making of new Loan Advances on such day.

“Affiliate”: With respect to a Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person, or is a director or officer of such Person; provided that for purposes of determining whether any Loan is an Eligible Loan or any Obligor is an Eligible Obligor or for purposes of the definitions of “Excess Concentration Limit” or “Obligor”, the term Affiliate shall not include any Affiliate relationship among Obligors which may exist solely as a result of direct or indirect ownership of, or control by, a common Financial Sponsor. For purposes of this definition, “control,” when used with respect to any specified Person means the possession, directly or indirectly, of the power to vote 20.00% or more of the voting securities of such Person or to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Aggregate Unfunded Exposure Amount”: On any date of determination, the sum of the Unfunded Exposure Amounts of all Loans included in the Collateral.

“Aggregate Unfunded Exposure Equity Amount”: On any date of determination, the sum of the Unfunded Exposure Equity Amounts of all Loans included in the Collateral.

“Agreed-Upon Procedures Report”: The meaning specified in Section 5.1(t)(v).

“Agreement”: The meaning specified in the Preamble.

“Ally Bank”: The meaning specified in the Preamble.

“Anti-Corruption Laws”: The Applicable Law in any jurisdiction that relates to anti-bribery or anti-corruption laws, regulations or ordinances, including the U.S. Foreign Corrupt Practices Act of 1977, as amended; and the U.K. Bribery Act 2010, as amended.

“Anti-Money Laundering Laws”: The Applicable Law in any jurisdiction that relates to money laundering or terrorism financing, any predicate crime to money laundering, or any financial record keeping and reporting requirements related thereto.

“Applicable Collateral Value”: With respect to Eligible Loans relating to (i) Tier 3 Obligors, eighty-five percent (85.00%) (ii) Tier 2 Obligors, ninety-two and one-half percent (92.50%), and (iii) Tier 1 Obligors, one hundred percent (100.00%).

“Applicable Law”: For any Person or property of such Person, all existing and future laws, rules, regulations, statutes, treaties, codes, ordinances, permits, certificates, orders and licenses of and interpretations by any Governmental Authority which are applicable to such Person or property (including, without limitation, Regulation Z and Regulation B of the Board of Governors of the Federal Reserve System), and applicable judgments, decrees, injunctions, writs, awards or orders of any court, arbitrator or other administrative, judicial, or quasi-judicial tribunal or agency of competent jurisdiction.

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“Applicable Leverage Ratio”: (a) With respect to First Lien Loans, the Obligor Net Senior Leverage Ratio of the applicable Obligor, (b) with respect to First Lien Last Out Loans and Second Lien Loans, Obligor Net Total Leverage Ratio of the applicable Obligor, (c) with respect to Recurring Revenue Loans, the Obligor Debt-to-Recurring Revenue Ratio of the applicable Obligor and (d) with respect to Tower Cash Flow Loans, the Obligor Tower Cash Flow Multiple of the applicable Obligor.

“Applicable Spread”: A rate per annum equal to with respect to any Loan Advance bearing interest at the Benchmark, (i) so long as no Event of Default has occurred and is continuing, 2.75% or (ii) with respect to any past due amounts, either (x) upon request of the Required Lenders (which may be retroactive to the date upon which such Event of Default occurred) if an Event of Default (other than an Insolvency Event with respect to the Borrower) has occurred and is continuing, 4.75% or (y) if an Insolvency Event has occurred with respect to the Borrower, 4.75%.

“Approved Foreign Country”: Australia, Belgium, Canada, France, Germany, Italy, the Republic of Ireland, the Netherlands, Spain and the United Kingdom, or such other foreign country approved by the Administrative Agent in its sole discretion.

“Approved Foreign Currency”: AUD, CAD, EUR and GBP or such other foreign currency approved by the Administrative Agent in its sole discretion.

“Approved Foreign Currency Reserve”: At any time, an amount equal to three percent (3.00%) of the Adjusted Borrowing Value of all Eligible Loans for which the Eligible Loan is denominated in an Approved Foreign Currency ~~(other than the United States Dollar)~~ to the extent the Approved Foreign Currency of such Eligible Loan is not hedged for the benefit of the Borrower in form and substance reasonably satisfactory to the Administrative Agent.

“Approved Fund”: Any fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Approved Valuation Firm”: With respect to each Loan, (a) each of Houlihan Lokey, Inc., Lincoln Partners Advisors, LLC, Kroll Inc., Duff & Phelps LLC, Murray, Devine and Company, Valuation Research Corporation, Media Cap Advisors, Inc., TAP Advisors, and (b) any other independent appraisal firm or independent financial advisor recognized as being experienced in conducting valuations of loans consented to by the Borrower and the Administrative Agent.

“ARRC”: The Alternative Reference Rate Committee convened by the Federal Reserve Board and the Federal Reserve Bank of New York.

“Assigned Value”:

(a)
With respect to each Loan, as of any Measurement Date, the Assigned Value of such Loan shall be the least of (i) the Purchase Price, (ii) the Applicable Collateral Value and (iii) if a Value Adjustment Event with respect to a Loan has purposes hereunder and under any Transaction Document in accordance with Section

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12.18 and (y) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Transaction Document in accordance with Section 12.18. Notwithstanding the foregoing, for so long as the “Benchmark” is determined by reference to Term SOFR or Daily Simple SOFR, no Benchmark Unavailability Period shall be deemed to have occurred until the Benchmark Replacement Date shall have occurred with respect to each such benchmark rate.

“Beneficial Ownership Certification”: A certification regarding beneficial ownership required by the Beneficial Ownership Regulation, which certification shall be substantially similar in form and substance to the form of Certification Regarding Beneficial Owners of Legal Entity Customers published jointly, in May 2018, by the Loan Syndications and Trading Association and Securities Industry and Financial Markets Association.

“Beneficial Ownership Regulation”: 31 C.F.R. § 1010.230.

“BHC Act Affiliate”: The meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Borrower”: The meaning specified in the Preamble.

“Borrower Interest Collections”: With respect to the Borrower, as of any date, an amount equal to the Dollar Equivalent of the aggregate amount of Interest Collections received in the Collection Accounts with respect to the Loans for the preceding twelve (12) month period; provided that, with respect to any time period for which twelve (12) calendar months of such amounts are not available, Borrower Interest Collections shall be determined based on annualizing such amounts as are available for the Borrower.

“Borrowing Base”: As of any Measurement Date, an amount equal to the difference of (i) the aggregate Adjusted Borrowing Value of all Eligible Loans as of such date minus (ii) an amount equal to the Excess Concentration Amount as of such date minus (iii) the Approved Foreign Currency Reserve; provided that any Loan which at any time is no longer an Eligible Loan shall not be included in the calculation of “Borrowing Base” ~~during~~until such time as the Borrower delivers the notice required pursuant to Section 5.1(o)(vi)(5) with respect thereto.

“Borrowing Base Certificate”: A certificate setting forth the calculation of the Borrowing Base and the Availability as of each Measurement Date, in the form of Exhibit A-4, prepared by the Collateral Manager and certified by Responsible Officer thereof.

“Borrowing Base Deficiency”: The amount by which, on any date of determination, (a) the Advances Outstanding exceed (b) Availability.

“Borrowing Base Tower Cash Flow Loan”: A Tower Cash Flow Loan for which a portion of the availability for the applicable Obligor is comprised of a percentage of costs incurred on any “development tower assets” (referring to recently completed and in-construction tower and land assets) or any comparable term.

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“Breakage Costs”: With respect to any Lender and to the extent requested by such Lender in writing (which writing shall set forth in reasonable detail the basis for requesting any such amounts), any amount or amounts as shall compensate such Lender for any loss (excluding loss of anticipated profits), cost or expense actually incurred by such Lender as a result of the liquidation or re-employment of deposits or other funds required by the Lender if any payment by the Borrower of Advances Outstanding or Interest occurs on a date other than a Quarterly Payment Date; provided that the Breakage Costs in respect of any such payment by the Borrower on any Quarterly Payment Date shall be deemed to be zero. All Breakage Costs shall be due and payable hereunder on each Quarterly Payment Date in accordance with Section 2.7 and Section 2.8. The determination by the applicable Lender in any such writing of the amount of any such loss, cost or expense shall be conclusive absent manifest error.

“Business Day”: Any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the laws of, or are in fact closed in, the State of New York or in the city in which the principal Corporate Trust Office of the Collateral Custodian is located.

“Capital Stock”: Any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all similar ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

“Cash”: Cash or legal currency of the United States or an Approved Foreign Currency as at the time shall be legal tender for payment of all public and private debts in the applicable jurisdiction.

“Certificated Security”: The meaning specified in Section 8-102(a)(4) of the UCC.

“Change of Control”: The occurrence of any of the following events: (a) the Investment Advisor ceases to be the investment advisor of the Fund (without the consent of the Administrative Agent in its sole discretion), unless the replacement Investment Advisor has been approved by the Administrative Agent (any such replacement, a “Permitted Removal”); provided that, upon request of any limited partner of the Fund in connection with the removal of the Investment Advisor by a Majority in Interest (as defined in the Fund Operating Agreement) pursuant to the provisions of the Fund Operating Agreement, the Administrative Agent will, without unreasonable delay, confirm whether or not such proposed Investment Advisor will receive credit approval, and any subsequent appointment of such proposed and approved Investment Advisor as subsequent Investment Advisor shall not constitute a Change of Control, (b)(i) the Fund ceases to own and control, of record and beneficially, directly or indirectly, 100.00% of the equity interests of the Equityholder or (ii) the Equityholder ceases to own and control, of record and beneficially, directly or indirectly, 100.00% of the equity interests of the Borrower, in each case, free and clear of all Liens other than Liens created under the Transaction Documents or otherwise approved in writing by the Administrative Agent and the Required Lenders in their respective sole discretion or (c) the Collateral Manager ceases to be the

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Equal to or greater than $10,000,000 but less than $50,000,000	> 50.0%	20.0%
	≤ 50.0%	30.0%
Equal to or greater than $50,000,000 and does not have a Specified Rating	> 50.0%	25.0%
	≤ 50.0%	35.0%
Equal to or greater than $50,000,000 and has a Specified Rating	Not applicable	Not applicable

“Effective Date”: February 10, 2023.

“Eligible Loan”: Each Loan (i) for which the Administrative Agent has received the items set forth in Section 3.2(a) ~~and~~or 3.2(b), as applicable, and the Document Agent has received or will receive the related Required Loan Documents; provided that any Loan for which the Borrower (or the Collateral Manager on its behalf) has failed to deliver the Required Loan Documents described in Section 3.2(h) within the time periods set forth therein shall cease to be an Eligible Loan (but for the avoidance of doubt shall become an Eligible Loan once so delivered); and (ii) that satisfies each of the following eligibility requirements (unless otherwise waived by the Administrative Agent in its sole discretion):

(a)
such Loan is a First Lien Loan, First Lien Last Out Loan, Second Lien Loan, Recurring Revenue Loan or Tower Cash Flow Loan;
(b)
such Loan and the Underlying Instruments related thereto, are eligible to be sold, assigned or transferred to the Borrower, the rights to service, administer and enforce the rights and remedies in respect of such Loan under the applicable Underlying Instruments inure to the benefit of the holder of such Loan or its designee (subject to the rights of any applicable agent), and neither the sale, transfer or assignment of such Loan to the Borrower, nor the granting of a security interest hereunder to the Administrative Agent, violates, conflicts with or contravenes any Applicable Law or any contractual or other restriction, limitation or encumbrance;
(c)
such Loan is denominated and payable in Dollars or an Approved Foreign Currency and does not permit the currency in which such Loan is payable to be changed;
(d)
the Obligor with respect to such Loan is an Eligible Obligor;
(e)
such Loan is not an Equity Security or a component of an Equity Security and no portion thereof (including any conversion option, exchange option, warrant or other component thereof) is exchangeable or convertible into an Equity Security at the option of the related Obligor;
(f)
such Loan is not subject to an offer of exchange, redemption, conversion or tender by its Obligor, or by any other Person, for cash, equity securities or any other type of consideration (other than a notice of prepayment in accordance with the terms of the Underlying Instruments);
(g)
the Underlying Instruments with respect to such Loan provide that no part of the proceeds of such Loan or any other extension of credit made thereunder will be used

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to purchase or carry any Margin Stock, to extend credit to others for the purpose of purchasing or carrying any such Margin Stock or to extend “purpose credit” within the meaning of Regulation U;
(h)
any payment made to the Borrower with respect to such Loan, is not subject to any withholding tax, fee or governmental charge unless (i) the Obligor thereunder is required under the terms of the related Underlying Instruments to make “gross-up” payments constituting 100.0% of such withholding tax, fee or governmental charge on an after-tax basis, or (ii) the amount of any such withholding tax, fee or governmental charge has been disclosed in writing to the Administrative Agent;
(i)
as of the date such Loan is first included as part of the Collateral, such Loan is not a Defaulted Loan;
(j)
[reserved];
(k)
such Loan is not a construction loan or a project finance loan (it being understood that a Tower Cash Flow Loan is not a construction loan or a project finance loan);
(l)
such Loan does not constitute a DIP Loan, bond, Structured Finance Obligation, Zero Coupon Obligation, lease, Finance Lease or chattel paper;
(m)
as of the date any such Loan that is a Cov-Lite Loan is first included as part of the Collateral, the applicable Obligor ~~(x)~~ has EBITDA greater than or equal to $50,000,000~~, (y) has a facility tranche size of no less than $250,000,000 and (z) has a Specified Rating~~;
(n)
such Loan provides for a fixed amount of principal payable on scheduled payment dates and/or at maturity and does not by its terms provide for earlier amortization or prepayment, in each case, at a price less than par;
(o)
such Loan is not a Participation Interest, unless such Loan is acquired by the Borrower as part of the initial transfer of Loans from the Equityholder pursuant to the Equityholder Sale Agreement; provided that, such participations shall only remain eligible for fifteen (15) Business Days (or such longer period as the Administrative Agent may agree to in its sole discretion) after the date of such transfer;
(p)
such Loan has a remaining term to stated maturity that does not exceed seven (7) years;
(q)
unless such Loan is a PIK Loan, such Loan pays interest in Cash no less frequently than semi-annually;
(r)
the repayment of such Loan is not subject to any material non-credit related risk (for example, a payment on a Loan of which is expressly contingent upon the occurrence or nonoccurrence of a catastrophe), as determined by the Collateral Manager in accordance with the Collateral Management Standard; Modification, the Borrower will

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make commercially reasonable efforts to amend the Underlying Instruments to contain ARRC recommended benchmark replacement provisions or similar commercially reasonable enhanced benchmark provisions;

(pp)
such Loan and any Underlying Assets (or, with respect to subclause (ii), the acquisition thereof) (i) comply in all material respects with all Applicable Laws and (ii) will not cause any Secured Party (in its commercially reasonable judgment and as evidenced by a written notice from such Secured Party) to fail to comply with any request or directive from any Governmental Authority having jurisdiction over such Secured Party;
(qq)
such Loan is eligible under its Underlying Instruments (giving effect to the provisions of Sections 9-406 and 9-408 of the UCC) to be sold to the Borrower and to have a security interest therein granted to the Administrative Agent, as agent for the Secured Parties;
(rr)
such Loan, together with the Underlying Instruments related thereto, (i) contains provisions substantially to the effect that such Loan and such Underlying Instruments constitute the legal, valid and binding obligation of the related Obligor and each guarantor thereof, enforceable against such Obligor and each such guarantor in accordance with their terms, subject to customary bankruptcy, insolvency and equity limitations, (ii) is not subject to any (A) litigation or dispute that the Collateral Manager reasonably believes would have a material adverse effect on the value of the Loan or (B) offset, right of rescission, counterclaim or defense to payment, (iii) contains provisions substantially to the effect that the Obligor’s and each guarantor’s payment obligations thereunder are absolute and unconditional without any right of rescission, setoff, counterclaim or defense for any reason against the Transferor, the Equityholder, the Borrower or any assignee of the Borrower and (iv) contain provisions requiring customary covenant compliance and other reporting requirements;
(ss)
such Loan (1) was originated and underwritten, or purchased and re-underwritten, by the Transferor or any of its Affiliates in accordance with the Collateral Management Standard and (2) is fully documented to the satisfaction of the Administrative Agent;
(tt)
the Borrower has good and marketable title to, and is the sole owner of, such Loan, and the Borrower has granted to the Administrative Agent a valid and perfected first priority security interest in the Loan and Underlying Instruments, for the benefit of the Secured Parties;
(uu)
other than those related solely to environmental matters, all consents, licenses, approvals or authorizations of, or registrations or declarations with, any Governmental Authority or any other Person required to be obtained, effected or given in connection with the making, acquisition or transfer of such Loan have been duly obtained, effected or given and are in full force and effect; pledged as Collateral hereunder or (iii) subject to an intercreditor agreement in form and substance satisfactory to the Collateral Manager in its reasonable discretion;

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(eee)
as of the date such Loan is first included as part of the Collateral, the value of the Underlying Assets securing the Loan (or the enterprise value of the underlying business determined in accordance with a methodology reasonably acceptable to the Administrative Agent) at the time such Loan was purchased, equals or exceeds the outstanding principal balance of such Loan plus the aggregate outstanding balances of all other loans of equal seniority secured by the same Underlying Assets;
(fff)
the Underlying Instruments with respect to such Loan contain a requirement that the applicable underlying Obligor deliver (i) ~~any~~quarterly financial statements ~~(including unaudited financial statements) by the date that is no later than seventy-five (75) days~~ after the end of each of the first three fiscal ~~quarter, with respect to quarterly reports (or, in each case, if such~~quarters of each fiscal year of the Obligor (commencing with the later of (x) the first quarterly ~~reports are not~~reporting period required ~~to be delivered by~~under the ~~related Obligor on or before such date, such later date on~~applicable Underlying Instruments, which ~~it is required to be delivered by the related Obligor, but in any event not later~~shall be no greater than ~~ninety~~two (~~90~~2) ~~days after the end of any fiscal quarter~~quarterly reporting periods after the initial closing of such Loan and (y) the quarterly reporting period ending immediately prior to the date such Loan is first included as part of the Collateral), and (ii) ~~with respect to annual reports, any~~ audited annual financial statements ~~by the date that is no later than one hundred fifty (150) days~~ after the end of ~~any~~each fiscal year ~~(or if such annual reports are not required to be delivered by~~of the ~~related~~ Obligor ~~on or before such date, such later date on which it is required to be delivered by the related Obligor, but in any event not later than one hundred eighty (180) days after the end of any fiscal year)~~;
(ggg)
the Administrative Agent has received a copy of the Borrower’s internally approved credit/underwriting presentation (unless such credit/underwriting presentation was not prepared or received by the Borrower in connection with the amendment or other modification of a Loan), a copy of the loan agreement, credit agreement, indenture or other principal agreement pursuant to which the Loan has been issued or created with respect to such Loan, the most recent year’s audited financial statements with respect to the applicable Obligor (or if audited financial statements are not available, (i) the most recent year’s quality of earnings report with respect to such Obligor, or (ii) the pro forma financial statements with respect to such Obligor, if such Obligor is a newly formed Person) and most recent covenant compliance certificate, if any, required to be provided to the Borrower with respect to such Loan; and
(hhh)
such Loan is a Noteless Loan.

“Eligible Obligor”: On any date of determination, any Obligor (or guarantor, as applicable) that:

(a)
is a business organization (and not a natural person) duly organized and validly existing under the laws of its jurisdiction of organization;

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(b)
such notice and certification certifies that (i) the Fund has made a capital call on its investors in an aggregate amount sufficient to cure the Borrowing Base Deficiency referenced in clause (a) above upon the contribution of the proceeds of such capital call to the Borrower (together with copies of capital call notices) or (ii) the Fund has made other arrangements acceptable to the Administrative Agent to otherwise cure the Borrowing Base Deficiency referenced in clause (a) above within the timeframe specified in Section 9.1(q) (together with evidence satisfactory to the Administrative Agent (in its sole discretion)).

“Equity Security”: (i) Any equity security or any other security that is not eligible for purchase by the Borrower as a Loan, and (ii) any security purchased as part of a “unit” with a Loan and that itself is not eligible for purchase by the Borrower as a Loan.

“Equityholder”: Phillip Street Middle Market Lending Investment Holdings LLC, a Delaware limited liability company.

“Equityholder Sale Agreement”: The Sale and Contribution Agreement, dated as of the Effective Date, among the Equityholder and the Borrower, as amended, modified, waived, supplemented, restated or replaced from time to time.

“ERISA”: The United States Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated or issued thereunder.

“ERISA Affiliate”: (a) Any corporation that is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as the Borrower, (b) a trade or business (whether or not incorporated) under common control (within the meaning of Section 414(c) of the Code) with the Borrower, or (c) for purposes of Section 302 of ERISA and Section 412 of the Code, a member of the same affiliated service group (within the meaning of Section 414(m) of the Code) as the Borrower.

“Erroneous Payment”: The meaning specified in Section 11.10(a).

~~“Erroneous Payment Deficiency Assignment”: The meaning specified in Section 11.10(d).~~

~~“Erroneous Payment Impacted Class”: The meaning specified in Section 11.10(d).~~

~~“Erroneous Payment Return Deficiency”: The meaning specified in Section 11.10(d).~~

“Erroneous Payment Subrogation Rights”: The meaning specified in Section 11.10(~~e~~d).

“Events of Default”: The meaning specified in Section 9.1.

“Excepted Persons”: The meaning specified in Section 12.13(a).

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“Excess Concentration Amount”: As of any date of determination (and after giving effect to all Eligible Loans to be purchased or sold by the Borrower as of such date), the Dollar Equivalent of the sum of the following amounts (without duplication):

(a)
for the avoidance of doubt, solely during any time in which any of the three largest Loans owned by the Borrower are not Tower Cash Flow Loans or First Lien Loans to Obligors with EBITDA of at least $10,000,000, ~~the sum of the excess, if any, of (I) the Adjusted Borrowing Value of~~with respect to each ~~of those~~ Eligible ~~Loans~~Loan that ~~are~~is a (i) First Lien Last Out ~~Loans~~Loan, (ii) Second Lien ~~Loans~~Loan, (iii) First Lien ~~Loans~~Loan with respect to which the applicable Obligor has EBITDA of less than $10,000,000 and/or (iv) Recurring Revenue ~~Loans,~~Loan, the excess, if any, of (I) the Adjusted Borrowing Value of such Eligible Loan minus (II) the Adjusted Borrowing Value of the Eligible Loan (other than an Eligible Loan that is of the type referred to in clauses (i) through (iv)) in the Collateral with the third highest Adjusted Borrowing Value;
(b)
the sum of the excess, if any, of (i) the Adjusted Borrowing Value of each of those Eligible Loans that are obligations of the three (3) Obligors with the largest Obligor Exposure included in the Collateral minus (ii) the greater of (A) $14,500,000 and (B) 7.50% of the Adjusted Borrowing Value of all Eligible Loans included in the Collateral;
(c)
except with respect to the Loans described in clause (b) above, the sum of the excess, if any, of (i) the Adjusted Borrowing Value of each Eligible Loan of any single Obligor and its Affiliates minus (ii) the greater of (A) $9,500,000 and (B) 5.00% of the Adjusted Borrowing Value of all Eligible Loans included in the Collateral;
(d)
the excess, if any, of (i) the aggregate Adjusted Borrowing Value of those Eligible Loans with Obligors in any single ~~S&P~~GICS Industry Classification minus (ii) (A) with respect to the ~~S&P~~GICS Industry Classification representing the highest concentration of the Eligible Loans (determined by reference to Adjusted Borrowing Value), the greater of (1) $38,500,000 and (2) 20.00% of the Adjusted Borrowing Value of all Eligible Loans included in the Collateral; (B) with respect to the ~~S&P~~GICS Industry Classifications representing the second highest concentration of the Eligible Loans (determined by reference to Adjusted Borrowing Value), the greater of (1) $33,750,000 and (2) 17.50% of the Adjusted Borrowing Value of all Eligible Loans included in the Collateral; (C) with respect to the ~~S&P~~GICS Industry Classifications representing the third highest concentration of the Eligible Loans (determined by reference to Adjusted Borrowing Value), the greater of (1) $28,750,000 and (2) 15.00% of the Adjusted Borrowing Value of all Eligible Loans included in the Collateral; and (D) with respect to the ~~S&P~~GICS Industry Classifications other than those covered in clauses (A), (B) and (C) hereof, the greater of (1) $19,250,000 and (2) 10.00% of the Adjusted Borrowing Value of all Eligible Loans included in the Collateral;
(e)
the excess, if any, of (i) the aggregate Adjusted Borrowing Value of those Eligible Loans that are Second Lien Loans minus (ii) the greater of (A) $38,500,000 and

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(o)
the excess, if any, of (i) the sum of (x) the aggregate Adjusted Borrowing Value of those Eligible Loans that are Revolving Loans plus (y) the aggregate unfunded portion of those Eligible Loans that are Revolving Loans plus (z) the aggregate unfunded portion of Eligible Loans that are Delayed Draw (Unfunded) Loans minus (ii) the greater of (A) $19,250,000 and (B) 10.00% of the aggregate Adjusted Borrowing Value of all Eligible Loans included in the Collateral;
(p)
the excess, if any, of (i) the aggregate Adjusted Borrowing Value of those Eligible Loans that are Cov-Lite Loans minus (ii) the greater of (A) $~~19,250,000~~38,500,000 and (B) ~~10.00~~20.00% of the Adjusted Borrowing Value of all Eligible Loans included in the Collateral; and
(q)
the excess, if any, of (i) the aggregate Adjusted Borrowing Value of those Eligible Loans that are fixed rate obligations minus (ii) the greater of (A) $19,250,000 and (B) 10.00% of the Adjusted Borrowing Value of all Eligible Loans included in the Collateral.

provided that, (x) during the Revolving Period, as of the date of any increase or decrease in the Facility Amount, the Dollar amounts set forth in clauses (b) through (q) above shall automatically be increased or decreased, as applicable, in proportion to the amount of such increase or decrease, as applicable, in the Facility Amount and (y) on and after the Revolving Period End Date, the Dollar amounts, as adjusted pursuant to clause (x), shall remain unchanged from such amounts as of the Revolving Period End Date, notwithstanding any change in the Facility Amount following such date.

“Exchange Act”: The United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Excluded Amounts”: Any amount received in the Collection Account with respect to any Loan included as part of the Collateral, which amount (x) was not originally paid using Collections (it being understood that once Collections are distributed to the Transferor, they are no longer Collections) and (y) is attributable to (i) the reimbursement by the related Obligor of payment by the Borrower or the Transferor of any Tax, fee or other charge imposed by any Governmental Authority on such Loan or on any Underlying Assets, (ii) the reimbursement by the related Obligor of payment by the Borrower or the Transferor of other out-of-pocket expenses or insurance premiums, (iii) any payments or reimbursements related to indemnification obligations, (iv) any escrows relating to Taxes, insurance and other amounts in connection with Loans which are held in an escrow account for the benefit of the Obligor and the secured party pursuant to escrow arrangements under Underlying Instruments or (v) any amount deposited into the Collection Account in error (including, for the avoidance of doubt, any amount received with respect to any Loan that is not part of the Collateral because it is replaced, sold or otherwise transferred).

“Excluded Taxes”: Any of the following Taxes imposed on or with respect to a Secured Party or required to be withheld or deducted from a payment to a Secured Party, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and payment obligation of the Obligor on such Loan is senior to, and is not (and is not expressly

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permitted by its terms to become) subordinate in right of payment to, any other obligation for borrowed money of such Obligor, and (iv) that is not secured solely or primarily by the Capital Stock of its Obligor or any of such Obligor’s Affiliates; provided that, notwithstanding the requirements set forth above, a Loan shall not be precluded from constituting a First Lien Loan solely because the related Obligor also has a Permitted Pari Passu Revolving Loan, a Permitted Priority Revolving Loan or a Permitted Working Capital Facility. For the avoidance of doubt, a First Lien Last Out Loan shall not constitute a First Lien Loan unless the Administrative Agent, in its sole discretion, designates such Eligible Loan that would otherwise constitute a First Lien Last Out Loan as a First Lien Loan.

“Fitch”: Fitch, Inc. or any successor thereto.

“Floor”: A rate of interest equal to 0.0%.

“Foreign Lender”: A Lender that is not a U.S. Person.

“Fund”: Phillip Street Middle Market Lending Fund LLC.

“Fund Operating Agreement”: The Amended and Restated Limited Liability Company Agreement of the Fund, dated as of October 19, 2022, as the same may be amended, restated, modified or supplemented from time to time.

“Funding Date”: In the case of any Loan Advance, the proposed Business Day on which a Loan Advance is to be made after the receipt by the Administrative Agent, the Collateral Custodian and the Lenders of a Funding Notice, subject to the required notice provisions of and together with the other required deliveries in accordance with Section 2.2.

“Funding Notice”: A notice in the form of Exhibit A-1 requesting a Loan Advance, including the items required by Section 2.2.

“GAAP”: Generally accepted accounting principles as in effect from time to time in the United States.

“General Collection Account”: A Securities Account created and maintained on the books and records of the Collateral Custodian (or any other party acceptable to the Administrative Agent in its sole discretion) entitled “General Collection Account” in the name of the Borrower and subject to the Lien of the Administrative Agent for the benefit of the Secured Parties.

“General Intangible”: The meaning specified in Section 9-102(a)(42) of the UCC.

“GICS Industry Classification”: The industry classifications set forth in Schedule V hereto, as such industry classifications shall be updated with the consent of the Borrower, the Administrative Agent and the Required Lenders if MSCI Inc. publishes revised industry classifications. month at the end of such Interest Period), shall end on the last Business Day of the calendar month at the end of such Interest Period;

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(d)
the Borrower shall select Interest Periods so as not to require a payment or prepayment of any Loan Advance during an Interest Period for such Loan Advance; and
(e)
no tenor that has been removed from this definition pursuant to Section 12.18(d) shall be available for specification in any Funding Notice or Notice of Continuation.

“Interest Rate”: The sum of (a) the Benchmark, plus (b) the Applicable Spread plus (c) if applicable, the Benchmark Spread Adjustment; provided that, for the avoidance of doubt, “Interest Rate” shall mean the Base Rate plus the Applicable Spread under the applicable circumstances described in Section 2.12. Accrued and unpaid interest on Loan Advances shall be payable on each Quarterly Payment Date.

“Investment”: With respect to any Person, any direct or indirect loan, advance or investment by such Person in any other Person, whether by means of share purchase, capital contribution, loan or otherwise, excluding the acquisition of Loans, Permitted Investments and the acquisition of Equity Securities otherwise permitted by the terms hereof which are related to such Loans.

“Investment Advisor”: Goldman Sachs Asset Management, L.P., in its capacity as the Investment Manager under the Investment Management Agreement.

“Investment Management Agreement”: The Investment Management and Advisory Agreement, dated as of October 19, 2022, by and between the Investment Advisor and the Collateral Manager, as the same may be amended, modified, waived, supplemented or restated from time to time in accordance with the terms of this Agreement.

“Investment Property”: The meaning specified in Section 9-102(a)(49) of the UCC.

“IRS”: The United States Internal Revenue Service.

“Joinder Supplement”: An agreement among the Borrower (if applicable), a Lender and the Administrative Agent in the form of Exhibit H to this Agreement (appropriately completed) delivered in connection with a Person becoming a Lender hereunder after the Effective Date.

“Lender”: The meaning specified in the Preamble, including collectively, each financial institution (i) listed on Annex B as having Commitments or (ii) which may from time to time become a Lender hereunder by executing and delivering a Joinder Supplement and/or an Assignment and Assumption, as applicable, to the Administrative Agent and the Borrower (and for purposes of Section 2.12 and Section 2.13 of this Agreement any successor, assignee or participant).

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“Lien”: Any mortgage, lien, pledge, charge, right, claim, security interest or encumbrance of any kind of or on any Person’s assets or properties in favor of any other Person. For the avoidance of doubt, customary restrictions on transfers of a Loan pursuant to the related Underlying Instruments shall not be deemed to be a “Lien”.

“Liquidity”: With respect to any Recurring Revenue Loan for any Relevant Test Period, the amount of (i) Unrestricted Cash and cash equivalents plus (ii) any unfunded revolving commitments for which such Obligor can satisfy the conditions to draw any such amounts.

“Loan”: Any commercial loan or note which is originated or acquired by the Transferor, the Equityholder or the Borrower or any of its Affiliates or which is otherwise acquired by the Borrower in the ordinary course of business.

“Loan Advance”: Each funding by the Lenders hereunder (including each advance made for the purpose of funding the Unfunded Exposure Account pursuant to Section 2.2(e)). The application of amounts on deposit in the Unfunded Exposure Account to fund a Revolving Loan or Delayed Draw (Unfunded) Loan in accordance with Section 2.9(e) shall not be considered a “Loan Advance”.

“Loan Checklist”: An electronic or hard copy, as applicable, of a checklist delivered by or on behalf of the Borrower to the Document Agent, for each Loan, of all Required Loan Documents to be included within the respective Loan File.

“Loan File”: With respect to each Loan, a file containing (a) each of the documents and items as set forth on the Loan Checklist with respect to such Loan and (b) duly executed copies of any other relevant records relating to such Loans and the Underlying Assets pertaining thereto.

“Loan List”: That certain list of Loans attached hereto as Schedule II, as such Schedule shall be deemed to be updated from time to time by reference to the list of Loans set forth on the most recently delivered Borrowing Base Certificate.

“Loan Parties”: The Borrower, the Equityholder, the Transferor and the Collateral Manager.

“Loan Register”: The meaning specified in Section 5.3(k).

“Margin Stock”: “Margin Stock” as defined under Regulation U.

“Material Adverse Effect”: With respect to any event or circumstance, a material adverse effect on (a) the business, assets, financial condition, operations, performance or properties of the Borrower, the Equityholder or the Collateral Manager, both individually or taken as a whole, (b) the validity, enforceability or collectability of this Agreement or any other Transaction Document or the validity, enforceability or collectability of the Loans generally or any material portion of the Collateral, (c) the rights and remedies of the Administrative Agent, the Lenders ~~and~~or the Secured Parties with respect to matters arising under this Agreement or in the sole discretion of the Administrative Agent, is materially adverse to the Administrative Agent or any Lender; or

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(g)
amends, waives, forbears, supplements or otherwise modifies in any way the definition of “permitted lien” or “indebtedness” (or any similar term) or the definition of any component thereof in a manner that the Administrative Agent determines in its reasonable discretion is materially adverse to the Administrative Agent or any Lender.

“Measurement Date”: Each of (i) the Effective Date; (ii) the date of any Funding Notice or Reinvestment Notice; (iii) with respect to any Loan, the earlier to occur of (a) the date that the Collateral Manager has actual knowledge of the occurrence of any Value Adjustment Event or (b) the date that the Assigned Value of any Loan is adjusted; (iv) unless such date is two (2) or fewer days prior to the next Quarterly Payment Date, the Business Day prior to the date any Principal Collections are to be released pursuant to Section 2.7(b); (v) within three (3) Business Days of the date on which a Responsible Officer of a Loan Party becomes aware that any Loan included in the latest calculation of the Borrowing Base fails to meet one or more of the criteria listed in the definition of “Eligible Loan” (other than any criteria thereof waived by the Administrative Agent on or prior to the date of acquisition of such Loan by the Borrower); (vi) the date any Loan described in the foregoing subclause (v) again satisfies all of the criteria listed in the definition of “Eligible Loan” and is first re-included in the calculation of the Borrowing Base; (vii) the date on or prior to each Reinvestment, Discretionary Sale or Substitution pursuant to Section 2.14 and Section 3.2, as applicable; (~~vii~~viii) each Monthly Reporting Date (provided that in each case that the Monthly Reporting Date is the applicable Measurement Date, the calculations reported as of such date shall be made as of the last day of the immediately preceding calendar month); (ix) the date of any Pre-Funded Equity Acquisition effected in order to cure a Borrowing Base Deficiency pursuant to Section 2.9(g); and (~~viii~~x) each other date requested by the Administrative Agent with at least five (5) Business Days advance notice.

“Minimum Credit Enhancement Amount”: As of any date, an amount equal to the sum of the Adjusted Borrowing Values of all Eligible Loans owing by the three (3) Obligors which have the greatest Obligor Exposure.

“Minimum Credit Enhancement Amount Test”: As of any date, the test that is satisfied if the aggregate Adjusted Borrowing Value of all Eligible Loans as of such date plus the Dollar Equivalent of the amount of Principal Collections on deposit in the Principal Collection Account as of such date minus the Advances Outstanding is equal to or greater than the Minimum Credit Enhancement Amount.

“Money”: The meaning specified in Section 1-201(24) of the UCC.

“Monthly Reporting Date”: The twentieth (20th) day of each calendar month or, if such day is not a Business Day, the next succeeding Business Day, with the first Monthly Reporting Date occurring on March 20, 2023.

“Moody’s”: Moody’s Investors Service, Inc., and any successor thereto. by the Administrative Agent or any of their respective Related Parties or any other Person, providing for access to data protected by passcodes or other security system.

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“Pledge Agreement (Borrower Equity)”: The Pledge Agreement, dated as of the Effective Date, made by the Equityholder in favor of the Administrative Agent, for the benefit of itself and the Lenders, pledging all of the equity interests of the Borrower, as amended, modified, waived, supplemented, restated or replaced from time to time.

“Pre-Funded Equity”: Any amount contributed by the Fund to the Borrower and deposited in the applicable Pre-Funded Equity Account for the purpose of acquiring one or more Loans in accordance with the terms hereof.

“Pre-Funded Equity Account”: A Securities Account created and maintained on the books and records of the Collateral Custodian (or any other party acceptable to the Administrative Agent in its sole discretion) entitled “Pre-Funded Equity Account”, if any, in the name of the Borrower, and subject to the Lien of the Administrative Agent for the benefit of the Secured Parties. For the avoidance of doubt, the Borrower may elect not to create or maintain a Pre-Funded Equity Account.

“Pre-Funded Equity Acquisition”: The meaning specified in Section 2.9(g).

“Pre-Funded Loan”: A Loan which will, upon the acquisition thereof, be an Eligible Loan; Pre-Funded Loans may be funded to the related Obligors from a disbursement of the proceeds of a Loan Advance made into the Pre-Funded Loan Account prior to (but in no event earlier than three (3) Business Days prior to) the origination date of such Loan.

“Pre-Funded Loan Account”: A Securities Account created and maintained on the books and records of the Collateral Custodian (or any other party acceptable to the Administrative Agent in its sole discretion) entitled “Pre-Funded Loan Account” in the name of the Borrower and subject to the Lien of the Administrative Agent for the benefit of the Secured Parties.

“Prepayment Premium”: With respect to any voluntary reduction of the Facility Amount (in whole or in part) pursuant to Section 2.3, prior to the first anniversary of the Effective Date, an amount equal to 1.00% of the amount by which the Facility Amount has been reduced.

“Principal Collection Account”: A Securities Account created and maintained on the books and records of the Collateral Custodian (or any other party acceptable to the Administrative Agent in its sole discretion) entitled “Principal Collection Account” in the name of the Borrower and subject to the Lien of the Administrative Agent for the benefit of the Secured Parties.

“Principal Collections”: All amounts received by the Borrower or the Collateral Custodian that are not Interest Collections ~~or~~, Excluded Amounts or Pre-Funded Equity to the extent received in cash by or on behalf of the Borrower or the Collateral Custodian; provided that amounts initially deposited as Pre-Funded Equity may be transferred to the Principal Collection Account and redesignated as Principal Collections pursuant to Section 2.6, at which time such amounts shall permanently cease to be treated as Pre-Funded Equity and shall be deemed Principal Collections.

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“Pro Rata Share”: With respect to a Lender, the percentage obtained by dividing the Commitment of such Lender (as determined pursuant to the definition of “Commitment”) by the aggregate Commitments of all the Lenders (as determined pursuant to the definition of “Commitment”) or, if the Commitments have been terminated, based on the Advances Outstanding.

“Proceeds”: With respect to any Collateral, all property that is receivable or received when such Collateral is collected, sold, liquidated, foreclosed, exchanged, or otherwise disposed of, whether such disposition is voluntary or involuntary, and includes all rights to payment with respect to any insurance relating to such Collateral, net of all out-of-pocket expenses incurred in connection with any such collection, sale, liquidation, foreclosure, exchange or disposal.

“Property”: Any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, including Capital Stock.

“Public Lenders”: The meaning specified in Section 12.2(d).

“Purchase Price”: With respect to any Loan, an amount (expressed as a percentage of par) equal to (i) the purchase price (or, if different principal amounts of such Loan were purchased at different purchase prices, the weighted average of such purchase prices) paid by the Transferor, the Equityholder or the Borrower (as applicable) for such Loan (exclusive of any interest, PIK Interest and original issue discount) divided by (ii) the principal balance of the portion of such Loan purchased by the Borrower outstanding as of the date of such purchase (exclusive of any interest, PIK Interest and original issue discount); provided that the Purchase Price of any Loan determined to be equal to or greater than ninety-five percent (95.0%) in accordance with the foregoing calculation shall be deemed to be one hundred percent (100%).

“QFC”: The meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

“Qualified Borrowing Base Tower Cash Flow Loan”: A Borrowing Base Tower Cash Flow Loan for which the applicable Development Basket Debt does not exceed 10% of the total indebtedness for such Loan.

“Qualified Institution”: A depository institution or trust company organized under the laws of the United States or any one of the States thereof or the District of Columbia (or any domestic branch of a foreign bank), (i)(a) that has either (1) a long-term unsecured debt rating of “A” or better by S&P and “A2” or better by Moody’s or (2) a short-term unsecured debt rating or certificate of deposit rating of “A-1” or better by S&P or “P-1” or better by Moody’s, (b) the parent corporation of which has either (1) a long-term unsecured debt rating of “A” or better by S&P and “A2” or better by Moody’s or (2) a short-term unsecured debt rating or certificate of deposit rating of “A-1” or better by S&P and “P-1” or better by Moody’s or (c) is otherwise acceptable to the Administrative Agent and (ii) the deposits of which are insured by the FDIC. shall initially include the period from the date of formation of such Obligor to the most recently ended month or fiscal quarter (as the case may be), with applicable amounts in such period annualized for purposes of such calculations, and shall subsequently include each period of the last twelve (12) consecutive reported calendar months or four (4) consecutive reported fiscal quarters (as the case may be) of such Obligor.

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“Repayment Notice”: Each notice required to be delivered by the Borrower in respect of any repayment of Advances Outstanding, in the form of Exhibit A-2.

“Replacement Collateral Manager”: The meaning specified in Section 6.11(a).

“Replacement Collateral Manager Fee”: The fee payable to the Replacement Collateral Manager or any successor Collateral Manager on each Quarterly Payment Date in arrears in respect of each Accrual Period after the resignation or removal of Phillip Street Middle Market Lending Fund LLC (or any other Affiliate of any Loan Party or the Investment Advisor) as Collateral Manager hereunder, which fee shall be an amount equal to (A) (i) the sum of the ~~Assigned~~Adjusted Borrowing Value of ~~the Outstanding Balance of~~ all Eligible Loans owned by the Borrower on each day of such Accrual Period divided by (ii) the number of days in such Accrual Period multiplied by (B) a rate equal to 0.50% per annum; provided, however, that the Replacement Collateral Manager shall be entitled to receive payment for such greater amount as agreed between the Replacement Collateral Manager and the Administrative Agent in its sole discretion.

“Reportable Event”: A reportable event within the meaning of Section 4043 of ERISA, other than those events as to which the thirty (30) day notice period referred to in Section 4043(c) of ERISA has been waived.

“Required Funding Amount”: If (i) (A) no Event of Default has occurred and is continuing, and (B) the Revolving Period End Date has not occurred, in each case as of the date of determination and after giving effect to any withdrawals from the Unfunded Exposure Account on such date of determination, the Unfunded Exposure Equity Amount, and (ii) (A) an Event of Default has occurred and is continuing, or (B) the Revolving Period End Date has occurred, in either case as of the date of determination and after giving effect to any withdrawals from the Unfunded Exposure Account on such date of determination, the Unfunded Exposure Amount.

“Required Lenders”: (a) The Administrative Agent and (b) the Lenders representing an aggregate of more than 50.00% of (i) prior to the earlier to occur of the Revolving Period End Date or the Termination Date, the aggregate Commitments of the Lenders then in effect and (ii) thereafter, the Advances Outstanding; provided that (A) if two (2) or more Lenders each represent 20.00% or more of (i) prior to the earlier to occur of the Revolving Period End Date or the Termination Date, the aggregate Commitments of the Lenders then in effect and (ii) thereafter, the Advances Outstanding, then “Required Lenders” shall also include at least two (2) such Lenders, and (B) the Commitment of, and the portion of any Advances Outstanding, as applicable, held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders. For purposes of determining the repurchase or retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire equity interests of the Borrower now or hereafter outstanding.

“Review Criteria”: The meaning specified in Section 14.2(b)(i).

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“Revolving Loan”: Any Loan (other than a Delayed Draw (Unfunded) Loan) that is a senior secured obligation (including funded and unfunded portions of revolving credit lines, unfunded commitments under specific facilities, letter of credit facilities and other similar loans and investments) that under the Underlying Instruments relating thereto may require one or more future advances to be made to the Obligor by the Borrower and which provides that such borrowed money may be repaid and reborrowed from time to time; provided that any such Loan will be a Revolving Loan only until all commitments by the Borrower to make advances to the Obligor thereof expire, are terminated, or are irrevocably reduced to zero.

“Revolving Period”: The period commencing on the Effective Date and ending on the day preceding the earlier to occur of the Revolving Period End Date or the Termination Date.

“Revolving Period End Date”: The earliest to occur of (a) the Scheduled Revolving Period End Date, (b) the date that is ninety (90) days after the termination of the “Commitment Period” (as defined in the Fund Operating Agreement) and (c) the date of the declaration of the Revolving Period End Date pursuant to Section 9.2(a).

“S&P”: S&P Global Ratings (or its successors in interest).

~~“S&P Industry Classification”: The industry classifications set forth in Schedule V hereto, as such industry classifications shall be updated with the consent of the Borrower, the Administrative Agent and the Required Lenders if S&P publishes revised industry classifications.~~

“Sale Agreements”: Each of the Equityholder Sale Agreement and the Transferor Sale Agreement.

“Sale Proceeds”: With respect to any Loan, all proceeds received as a result of the sale of such Loan, net of all out-of-pocket expenses of the Borrower, the Collateral Manager and the Collateral Custodian incurred in connection with any such sale.

“Sanctioned Person”: Any Person, group, sector, territory or country that is the subject or target of any Sanctions, including, without limitation, any legal entity that is deemed to be a subject or target of Sanctions based on the direct or indirect ownership or control of such entity by any other Sanctioned Person.

“Sanctions”: Any and all economic or financial sanctions, sectoral sanctions, secondary sanctions, trade embargoes and anti-terrorism laws, including, but not limited to, those imposed, administered or enforced from time to time by: (a) the United States of America, including those administered by the U.S. Department of the Treasury’s Office of Foreign Assets Control, the U.S. Department of State, the U.S. Department of Commerce, or through any existing or future executive order; (b) the United Nations Security Council; (c) the European

“Security Entitlement”: The meaning specified in Section 8-102(a)(17) of the UCC.

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“Senior Collateral Manager Fee”: So long as Phillip Street Middle Market Lending Fund LLC (or any Affiliate of any Loan Party or the Investment Advisor) is the Collateral Manager, the fee payable to the Collateral Manager on each Quarterly Payment Date in arrears in respect of each Accrual Period, which fee shall be an amount equal to (A) (i) the sum of the ~~Assigned~~Adjusted Borrowing Value of ~~the Outstanding Balance of~~ all Eligible Loans owned by the Borrower on each day of such Accrual Period divided by (ii) the number of days in such Accrual Period multiplied by (B) a rate equal to 0.35% per annum.

“SOFR”: A rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator”: The Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website”: The website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“SOFR Determination Day”: The meaning specified in the definition of “Daily Simple SOFR”.

“SOFR Rate Day”: The meaning specified in the definition of “Daily Simple SOFR”.

“Solvent”: As to any Person at any time, having a state of affairs such that all of the following conditions are met: (a) the fair value of the property of such Person is greater than the amount of such Person’s liabilities (including disputed, contingent and unliquidated liabilities) as such value is established and liabilities evaluated for purposes of Section 101(32) of the Bankruptcy Code; (b) the present fair saleable value of the property of such Person in an orderly liquidation of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts and other liabilities as they become absolute and matured; (c) such Person is able to realize upon its property and pay its debts and other liabilities (including disputed, contingent and unliquidated liabilities) as they mature in the normal course of business; (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature; and (e) such Person is not engaged in a business or a transaction, and does not propose to engage in a business or a transaction, for which such Person’s property assets would constitute unreasonably small capital.

“Specified Rating”: As to any Obligor or Loan, (i) a public debt rating equal to or better than “B-” by S&P or the equivalent public debt rating of another Rating Agency or (ii) if no rating referenced in clause (i) is available, a private debt rating equal to or better than “B-” by S&P or the equivalent private debt rating of another Rating Agency; provided that in the case of each of the foregoing clauses (i) and (ii), (x) if both the applicable Obligor and the applicable Loan have at least one rating under any such clause, the applicable Loan rating shall apply for purposes of determining the rating under such clause and (y) if the applicable Obligor or Loan has more than one rating under any such clause, the lowest such rating shall apply for purposes of determining the rating under such clause.

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“Structured Finance Obligation”: Any obligation secured directly by, referenced to, or representing ownership of, a pool of receivables or other Financial Assets of any Obligor that is a single purpose bankruptcy remote special purpose entity established to finance such Financial Assets, including collateralized debt obligations and mortgage-backed securities, including (but not limited to) collateral debt obligations, collateral loan obligations, asset backed securities and commercial mortgage backed securities or any resecuritization thereof.

“Subordinated Collateral Manager Fee”: So long as Phillip Street Middle Market Lending Fund LLC (or any Affiliate of any Loan Party or the Investment Advisor) is the Collateral Manager, the fee payable to the Collateral Manager on each Quarterly Payment Date in arrears in respect of each Accrual Period, which fee shall be an amount equal to (A) (i) the sum of the ~~Assigned~~Adjusted Borrowing Value of ~~the Outstanding Balance of~~ all Eligible Loans owned by the Borrower on each day of such Accrual Period divided by (ii) the number of days in such Accrual Period multiplied by (B) a rate equal to 0.15% per annum.

“Subsidiary”: As to any Person, a corporation, partnership, exempted limited partnership, company, exempted company, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership, exempted limited partnership, company, exempted company, limited liability company or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly, through one or more intermediaries, or both, by such Person.

“Substitution”: The meaning specified in Section 2.14(b).

“Syndicate Communications”: Collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any Obligor pursuant to any Transaction Document or the transactions contemplated therein which is distributed to the Administrative Agent and each Lender by means of electronic communications pursuant to Article XII, including through the Platform.

“Tape”: The meaning specified in Section 7.2(b)(vi).

“Taxes”: All present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term SOFR”: The greater of (a) the Floor and (b) the forward-looking term rate based on SOFR for a tenor comparable to the applicable Available Tenor selected by the Borrower in accordance with the definition of “Benchmark” on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of the applicable Interest Period, as such rate is published by the Term Recurring Revenue Loans, Obligors for which the Obligor Debt-to-Recurring Revenue Ratio of the applicable Obligor with respect to such Recurring Revenue Loan is less than 3.00 to 1.00 but

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greater than or equal to 2.50 to 1.00 and (d) with respect to Tower Cash Flow Loans, Obligors for which the Obligor Tower Cash Flow Multiple of the applicable Obligor with respect to such Tower Cash Flow Loan is less than 15.00 to 1.00 but greater than or equal to 13.50 to 1.00.

“Total Interest Coverage Ratio”: With respect to the Borrower, for the trailing twelve (12) month period then ending (or, prior to the twelve (12) month anniversary of the Effective Date, the period from the Effective Date to the end of such month), the ratio of (i)(A) the Borrower Interest Collections during such period, minus (B) all Senior Collateral Manager Fees and Subordinated Collateral Manager Fees payable by the Borrower during such period to (ii) Interest Expense for such period.

“Tower Cash Flow Loan”: Any Loan that satisfies all of the requirements set forth in the definition of “First Lien Loan” or “First Lien Last Out Loan” except that it is underwritten to Obligor Tower Cash Flow as determined by the Collateral Manager in accordance with the Collateral Management Standard.

“Transaction”: The meaning specified in Section 3.2.

“Transaction Documents”: This Agreement, each Sale Agreement, the Account Control Agreement, the Pledge Agreement (Borrower Equity), the Fee Letter, each Note, any Joinder Supplement, any Transferee Letter, any Assignment and Assumption, the Collateral Custodian Fee Letter and the Document Agent Fee Letter.

“Transferee Letter”: The meaning specified in Section 12.16.

“Transferor”: Phillip Street Middle Market Lending Fund LLC, as seller of Loans to the Equityholder.

“Transferor Sale Agreement”: The Sale and Contribution Agreement, dated as of the Effective Date, among the Transferor and the Equityholder, as amended, modified, waived, supplemented, restated or replaced from time to time.

“UCC”: The Uniform Commercial Code as from time to time in effect in the applicable jurisdiction or jurisdictions.

“Unadjusted Benchmark Replacement”: The applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“Uncertificated Security”: The meaning specified in Section 8-102(a)(~~l8~~18) of the UCC.

“Underlying Assets”: With respect to a Loan, any property or other assets designated and pledged as collateral to secure repayment of such Loan, including to the extent provided for in the relevant Underlying Instruments, a pledge of the stock, membership or other ownership interests in the related Obligor and all Proceeds from any sale or other disposition of such property or other assets. recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

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“U.S. Person”: A “United States person” within the meaning of Section 7701(a)(30) of the Code.

“U.S. Special Resolution Regime”: Each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

“U.S. Tax Compliance Certificate”: The meaning specified in Section 2.13(g)(ii)(B)(3).

“Value Adjustment Event”: With respect to any Loan, the occurrence of any one or more of the following events after the related Funding Date:

(a)
the occurrence of any Credit Quality Deterioration Event;
(b)
an Obligor default in respect of any payment of principal, interest or commitment or non-use fees under such Loan (after giving effect to all applicable cure periods, but in no event longer than five (5) Business Days) (including, in each case, by acceleration);
(c)
any Obligor default has occurred for which the Borrower (or the agent or required lenders pursuant to the Underlying Instruments, as applicable) has elected to exercise any of its rights and remedies under the applicable Underlying Instruments in the case of default thereunder (including acceleration), or if acceleration has not occurred, sixty (60) days has elapsed since the occurrence of such Obligor default without such default being cured;
(d)
the occurrence of a Material Modification with respect to such Loan;
(e)
the occurrence of an Insolvency Event with respect to the applicable Obligor; or
(f)
the failure ~~to deliver (i) with respect to quarterly reports required to be delivered~~ by the applicable Obligor ~~by the terms of the Underlying Instruments,~~to deliver any financial statements (including audited and unaudited financial statements) ~~to the Administrative Agent by the date that is no later than seventy (75) days (or such longer period as may be permitted~~as required by ~~the terms of~~ the Underlying Instruments ~~not to exceed~~, in each case, beyond any applicable grace or cure period, if any; provided that (i) with respect to quarterly reports (including unaudited financial statements) required by the Underlying Instruments, such date shall be no later than ninety (90) days~~)~~ after the end of ~~each~~the applicable fiscal quarter of such Obligor, and (ii) with respect to annual reports ~~required to be delivered by the applicable Obligor by the terms of the Underlying Instruments, any~~(including audited financial statements ~~to the Administrative Agent~~) required by the Underlying Instruments, such date ~~that is~~shall be no later than one hundred ~~fifty (150) days (or such longer period as may be permitted by the terms of the Underlying Instruments not to exceed one hundred~~and eighty-five (~~180~~185) days~~)~~ after the end of ~~any fiscal year; provided, in each case, that the Administrative Agent may, in its sole discretion,~~

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~~approve a longer period of time for the first two reporting periods after the closing of~~ the applicable ~~Loan~~fiscal year of such Obligor.

Notwithstanding the foregoing, if the circumstances giving rise to a Value Adjustment Event are cured, as determined by the Administrative Agent in its sole discretion, the Borrower may request that the Administrative Agent deem (which determination shall be made in the Administrative Agent’s sole discretion) that such Value Adjustment Event shall no longer be in effect for subsequent Accrual Periods after such Value Adjustment Event has been cured. For the avoidance of doubt, an Eligible Loan shall not cease to be an Eligible Loan solely as a result of a reduction in Assigned Value pursuant to a Value Adjustment Event but will remain an Eligible Loan with the new Assigned Value.

“Warranty Loan”: Any Loan for which either the Transferor or the Equityholder becomes subject to an obligation under the applicable Sale Agreement to repurchase or substitute such Loan.

“Weighted Average Advance Rate”: As of any date of determination with respect to all Eligible Loans included in the Borrowing Base, the amount obtained by (x) summing the products obtained by multiplying:

The Advance Rate at such time applicable to each such Eligible Loan	X	The sum of (i) the aggregate Adjusted Borrowing Value of such Eligible Loan minus (ii) an amount equal to the Excess Concentration Amount attributable to such Eligible Loan and dividing such sum by (y) the sum of (i) the aggregate Adjusted Borrowing Value of all Eligible Loans minus (ii) an amount equal to the Excess Concentration Amount as of such date; provided that if the Borrowing Base contains fifteen (15) Eligible Loans or fewer, the Weighted Average Advance Rate shall not exceed 50.00%; provided, further, that for the purpose of determining the number of Eligible Loans for the purpose of the foregoing proviso, all Eligible Loans to a single Obligor shall be treated as one (1) Eligible Loan.

“Withdrawal Conditions”: The meaning specified in Section 2.9(e)(i).

“Withholding Agent”: Any Loan Party and the Administrative Agent, or the Collateral Custodian to the extent required by Applicable Law.

“Zero Coupon Obligation”: A debt obligation that does not bear interest for all or part of the period that it is outstanding or that provides for periodic payments in cash less frequently than quarterly or that pays interest only at its stated maturity.

Section 1.2 Other Terms.

All accounting terms used but not specifically defined herein shall be construed in accordance with GAAP. All terms used in Article 9 of the UCC in the State of New York, and used but not specifically defined herein, are used herein as defined therein.

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Section 1.3 Computation of Time Periods.

Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding.”

Section 1.4 Interpretation.

In each Transaction Document, unless a contrary intention appears:

(a)
the singular number includes the plural number and vice versa;
(b)
reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are permitted by the Transaction Documents;
(c)
reference to any gender includes each other gender;
(d)
reference to day or days without further qualification means calendar days;
(e)
reference to any time means New York, New York time unless otherwise specified;
(f)
reference to any agreement (including any Transaction Document), document or instrument means such agreement, document or instrument as amended, modified, waived, supplemented, restated or replaced and in effect from time to time in accordance with the terms thereof and, if applicable, the terms of the other Transaction Documents, and reference to any promissory note includes any promissory note that is an extension or renewal thereof or a substitute or replacement therefor;
(g)
reference to any Applicable Law means such Applicable Law as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder and reference to any Section or other provision of any Applicable Law means that provision of such Applicable Law from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such Section or other provision;
(h)
reference to any delivery or transfer to the Collateral Custodian or the Document Agent with respect to the Collateral in this Agreement means delivery or transfer to the Collateral Custodian or the Document Agent for the benefit of the Administrative Agent on behalf of the Secured Parties; remitted to pay all such amounts in the succeeding sentence in full. The Administrative Agent shall apply amounts received from the Borrower pursuant to this Section 2.3(a) to the pro rata repayment of the Advances Outstanding and to the payment of accrued Interest on the amount of the Advances Outstanding to be repaid and to the payment of any Breakage Costs. Any amount so repaid may, subject to the terms and conditions hereof, be reborrowed during the Revolving Period. Any Repayment Notice relating to any repayment pursuant to this Section 2.3(a) shall be irrevocable. Upon receipt of any notice or instructions from the Borrower pursuant to this Section 2.3(a), the Administrative Agent will provide notification to the Lenders with respect thereto. Any prepayment of Advances Outstanding under

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this Section 2.3(a) shall be applied first to the Loan Advances that bear interest at the Base Rate, second, ratably, to the Loan Advances that bear interest at Daily Simple SOFR and then, ratably, to the Loan Advances that bear interest at Term SOFR, in the direct order of Interest Period maturities.

(b)
Unless sooner prepaid pursuant to the terms hereof, the Advances Outstanding shall be repaid in full on the Termination Date or on such later date as is agreed to in writing by the Borrower, the Collateral Manager, the Administrative Agent and each of the Lenders.

Section 2.4 Determination of Interest.

The Administrative Agent shall calculate and determine the Interest (including unpaid Interest related thereto, if any, due and payable on a prior Quarterly Payment Date and the Benchmark) to be paid by the Borrower on each Quarterly Payment Date for the related Accrual Period and shall advise the Borrower and the Collateral Manager thereof no later than the third Business Day prior to such Quarterly Payment Date.

Section 2.5 Notations on Notes.

Each Lender is hereby authorized to enter on a schedule attached to the Note with respect to such Lender, as applicable, a notation (which may be computer generated) or to otherwise record in its internal books and records or computer system with respect to each Loan Advance made by the applicable Lender of (a) the date and principal amount thereof and (b) each payment and repayment of principal thereof. Any such recordation shall, absent manifest error, constitute prima facie evidence of the Advances Outstanding, as applicable, under each such Note. The failure of any Lender to make any such notation on the schedule attached to the applicable Note shall not limit or otherwise affect the obligation of the Borrower to repay the Loan Advances in accordance with the terms set forth herein. In the event of any conflict between any such recordation or notation and the entries in the Register, the entries in the Register shall prevail.

Section 2.6 Reduction of Borrowing Base Deficiency.

Any Borrowing Base Deficiency may be reduced to zero by the Borrower taking one or more of the following actions, which after giving effect thereto, cause the aggregate Advances Outstanding to no longer exceed Availability at such time:

(i)
posting cash collateral in Dollars to the Principal Collection Account (including the transfer of any Pre-Funded Equity from the Pre-Funded Equity Account to the Principal Collection Account and redesignation thereof as Principal Collections by written notice to the Administrative Agent and Collateral Custodian);
(ii)
repaying Advances Outstanding in accordance with Section 2.3(a);
(iii)
posting additional Eligible Loans as Collateral; and

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(iv)
any transaction whereby the Borrower agrees to sell, transfer or contribute Loans pledged as Collateral hereunder in an aggregate amount equivalent to reduce such Borrowing Base Deficiency to zero; provided that (a) the Borrower shall deposit 100% of the cash proceeds thereof (net of reasonable transaction costs and expenses and Taxes, if any) to the Principal Collection Account; (b) the Borrower shall deliver to the Administrative Agent with respect to such sale, a copy of the purchase agreement, any additional information reasonably requested by the Administrative Agent, and a certificate from an officer of the Borrower representing that (i) each of the representations and warranties made by the Borrower in or pursuant to the Transaction Documents shall be accurate in all material respects before and after giving effect to such sale (except for those representations and warranties (x) made as of a specific date or (y) as are qualified by materiality, a Material Adverse Effect or any similar qualifier, which representations and warranties shall be true in all respects), (ii) the Borrower is in compliance with all covenants, agreements and obligations under the Transaction Documents, and (iii) no Default or Event of Default shall have occurred or be continuing or would exist after giving effect to the requested sale on such date, and (c) all Loans selected to be sold by the Borrower from all other similar Loans originated or owned by the Borrower shall, at all times, be selected with no intention to select Loans, the sale of which would be more adverse to the Administrative Agent or Lenders than the sale of those similar Loans.

Section 2.7 Settlement Procedures.

(a) Interest Collections. On each Quarterly Payment Date, so long as no Event of Default has occurred and is continuing, the Collateral Manager shall direct the Collateral Custodian (which direction shall be deemed given upon receipt by the Collateral Custodian of the related Quarterly Payment Date Report) to pay pursuant to the latest Quarterly Payment Date Report (and the Collateral Custodian shall make payments from the Interest Collection Account to the extent of Available Funds, in reliance on the information set forth in such Quarterly Payment Date Report) to the following Persons, the following amounts in the following order of priority:

(1)
to the Borrower in respect of Taxes (but excluding all Taxes imposed on net income of the direct and indirect equityholders of the Fund), registration and filing fees then due and owing by the Borrower or its direct and indirect equity holders, in an amount not to exceed $15,000 in the aggregate during any calendar year;
(2)
first, to the Collateral Custodian, the Document Agent and the Securities Intermediary, pro rata, on account of (a) any accrued and unpaid Collateral Custodian Fees and Document Agent Fees and (b) Administrative respect to any Reinvestment of Principal Collections and the acquisition of Loans as permitted by this Agreement ~~or~~, (ii) to repay the Advances Outstanding or (iii) to the applicable Person, the amounts payable pursuant to clauses (3), (5) and (6) below, in sequential order of priority;

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(3)
to the extent not paid pursuant to Section 2.7(a), to the applicable Person, in the order of priority set forth in Section 2.7(a), such amounts payable pursuant to clause (9) thereof;
(4)
after the Revolving Period End Date, (1) prior to the one (1) year anniversary of Revolving Period End Date, 80% of the remaining amounts to the Administrative Agent to be distributed pro rata to the Lenders to repay the Advances Outstanding until all Loan Advances are paid in full and 20% of the remaining amounts to be distributed to the Borrower and (2) otherwise, 100% of the remaining amounts to the Administrative Agent to be distributed pro rata to the Lenders to repay the Advances Outstanding until paid in full;
(5)
to the extent not paid pursuant to Section 2.7(a), to the applicable Person, in the order of priority set forth in Section 2.7(a), such amounts payable pursuant to clauses (10) through (15) thereof; and
(6)
any remaining amounts shall be distributed (i) if a Default has occurred and is continuing, to the ~~Interest~~Principal Collection Account, or (ii) otherwise, to the Borrower to make Restricted Payments or for any other purpose permitted under this Agreement.

Section 2.8 Alternate Settlement Procedures.

On each Business Day (a) following the occurrence of and during the continuation of an Event of Default or (b) following the declaration of the occurrence, or the deemed occurrence, as applicable, of the Termination Date pursuant to Section 9.2(a), the Collateral Manager (or, after delivery of a Notice of Exclusive Control, the Administrative Agent) shall direct the Collateral Custodian to pay pursuant to the latest Quarterly Payment Date Report or such other direction as may be timely given by the Administrative Agent (and the Collateral Custodian shall make payment from the Collection Account to the extent of Available Funds and the Pre-Funded Equity Account (other than, if agreed to by the Required Lenders in its sole discretion, Principal Collections that have been designated for use to settle binding commitments with respect to Eligible Loans entered into prior to the applicable Quarterly Determination Date), in reliance on the information set forth in such Quarterly Payment Date Report or such other direction) to the following Persons, the following amounts in the following order of priority:

(1)
to the Borrower in respect of Taxes (but excluding all Taxes imposed on net income of the direct and indirect equity holders of the Fund), registration and filing fees then due and owing by the Borrower or its direct and indirect equity holders, in an amount not to exceed $15,000 in the aggregate during any calendar year;

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Custodian may conclusively rely), the Collateral Custodian will release funds from the Pre-Funded Loan Account to the Borrower in an amount not to exceed the lesser of (A) the amount requested by the Borrower and (B) the amount on deposit in the Pre-Funded Loan Account on such day. At any time, the Borrower or the Collateral Manager (or, after delivery of Notice of Exclusive Control, the Administrative Agent), may, and in the case that such amounts are the proceeds of Loan Advances that remain on deposit for longer than ten (10) Business Days, upon the direction of the Administrative Agent in its sole discretion, shall (to the extent the Borrower no longer believes that such amounts shall be used to acquire a Pre-Funded Loan within the next ten (10) Business Days), cause any amounts on deposit in the Pre-Funded Loan Account (x) that are the proceeds of Loan Advances to be applied to repay such Loan Advances and (y) that were funded to the Pre-Funded Loan Account by the Borrower, the Fund or their Affiliates in respect of a Pre-Funded Loan the acquisition of which was not consummated by the Borrower in such ten (10) Business Day period to be disbursed at the discretion of the Borrower.

(g)
Pre-Funded Equity. The Borrower may withdraw funds on deposit in the Pre-Funded Equity Account to fund the acquisition of Loans in accordance with the terms hereof (a “Pre-Funded Equity Acquisition”). At any time, so long as no Default or Event of Default has occurred and is continuing or would result therefrom, the Borrower may cause any amounts on deposit in the Pre-Funded Equity Account to be disbursed at the discretion of the Borrower; provided that, notwithstanding anything to the contrary set forth in Section 3.2, in the event a Borrowing Base Deficiency shall exist immediately prior to giving effect to a Pre-Funded Equity Acquisition, the Borrower may effect a Pre-Funded Equity Acquisition so long as, immediately after giving effect to such Pre-Funded Equity Acquisition and any other sale or transfer or other action taken in accordance with Section 2.6 substantially contemporaneous therewith, the Borrowing Base Deficiency is reduced to zero Dollars ($0). If an Event of Default has occurred and is continuing, any Pre-Funded Equity shall be available for application in accordance with Section 2.8. Notwithstanding anything herein to the contrary, it is hereby understood and agreed that no Pre-Funded Equity Account shall be available for the receipt or payment of any amounts until such time as (x) the Collateral Custodian or the Securities Intermediary notifies the Borrower and the Administrative Agent that such Pre-Funded Equity Account is operational and available to receive or pay such amounts and (y) such Pre-Funded Equity Account is subject to the Lien of the Administrative Agent pursuant to the Account Control Agreement.

Section 2.10 Payments, Computations, Etc.

(a)
Unless otherwise expressly provided herein, all amounts to be paid or deposited by the Borrower or the Collateral Manager to the Administrative Agent or the other Secured Parties hereunder shall be paid or deposited in accordance with the terms hereof no later than 1:00 p.m. (New York City Time) on the day when due in lawful money of the United States in immediately available funds and any amount not received before such time shall be deemed received on the next Business Day. The Borrower or the Collateral Manager, as applicable, shall, to the extent permitted by law, pay to the Secured Parties interest on all amounts not paid or deposited when due hereunder at the Interest Rate applicable during an Event of Default to the extent required under the definition of “Applicable Spread” hereunder, payable on demand; provided that such interest rate shall not at any time exceed the maximum rate permitted by Applicable Law. Such interest shall be for the account of the applicable Secured Party. All

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computations of interest and other fees hereunder shall be made on the basis of a year consisting amounts paid, by the Borrower under this Section 2.13 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this Section 2.13(h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 2.13(h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this Section 2.13(h) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This Section 2.13(h) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(i)
Survival. Each party’s obligations under this Section 2.13 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and Loan Advances and the repayment, satisfaction or discharge of all obligations under any Transaction Document.

Section 2.14 Reinvestment; Discretionary Sales, Substitutions and Repurchases of Loans.

(a)
Reinvestment. On the terms and conditions hereinafter set forth as certified in writing to the Administrative Agent and the Collateral Custodian, on any date prior to the Revolving Period End Date (in the case of clause (i) below) or the Termination Date (in the case of clause (ii) below), and without limiting the provisions of Section 2.7~~(a)~~ on each Quarterly Payment Date, the Borrower may withdraw funds on deposit in the Principal Collection Account for the following purposes:
(i)
on any date prior to the Revolving Period End Date, to reinvest such funds in Loans to be pledged hereunder (a “Reinvestment”), so long as (1) all applicable conditions precedent set forth in Section 3.2 have been satisfied, (2) each Loan acquired by the Borrower in connection with such reinvestment shall be an Eligible Loan, (3) no Event of Default has occurred and is continuing and, immediately after giving effect to such Reinvestment, no Default or Event of Default shall have occurred, and (4) immediately after giving effect to such Reinvestment, there shall not exist a Borrowing Base Deficiency; provided that, notwithstanding anything to the contrary set forth in Section 3.2, in the event a Borrowing Base Deficiency shall have existed immediately prior to giving effect to such Reinvestment, the Borrower may effect a Reinvestment so long as, immediately after giving effect to such Reinvestment and any other sale or transfer or other action taken in accordance with Section 2.6 substantially contemporaneous therewith, the Borrowing Base Deficiency is reduced to zero Dollars ($0); or bankruptcy and pending lawsuits with respect to the Loan Parties and the results of such search shall be satisfactory to the Administrative Agent;

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(o)
The Administrative Agent shall have received (i) all documentation and other information reasonably requested at least five (5) Business Days prior to the Effective Date by the Administrative Agent in its sole discretion with respect to the Borrower and the Collateral Manager under applicable “know your customer” and anti-money laundering rules and regulations, including the USA Patriot Act, and (ii) a Beneficial Ownership Certification with respect to the Borrower, in each case, in form and substance reasonably satisfactory to the Administrative Agent; and
(p)
The representations and warranties contained in Section 4.1 and Section 4.2 are true, correct and complete in all respects on and as of the Effective Date (other than any representation and warranty that is expressly made as of another specific date which were true, correct, and complete as of such date) and each of the covenants, agreements and undertakings contained in Section 5.1, Section 5.2, Section 5.3 and Section 5.4 are in compliance on and as of the Effective Date.

Section 3.2 Conditions Precedent to All Loan Advances and Acquisitions of Loans.

Each Loan Advance under this Agreement, each Reinvestment of Principal Collections pursuant to Section 2.14(a)(i) ~~and~~, each acquisition of Loans in connection with a Substitution pursuant to Section 2.14(b) and each Pre-Funded Equity Acquisition (each, a “Transaction”) shall be subject to the further conditions precedent that must be satisfied (or waived in writing by the Lenders):

(a)
With respect to any Loan Advance, the Borrower (or the Collateral Manager on the Borrower’s behalf) shall have delivered to the Administrative Agent (with a copy to the Collateral Custodian), by not later than the deadline set forth in Section 2.2(b) (or such shorter period as may be agreed to by the Administrative Agent and each Lender), a Funding Notice in the form of Exhibit A-1 and a Borrowing Base Certificate with respect to each Loan proposed to be acquired by the Borrower in connection with such Transaction (and any Loans acquired in connection with a Pre-Funded Equity Acquisition that have not yet been reflected on a Borrowing Base Certificate).
(b)
With respect to any Reinvestment of Principal Collections permitted by Section 2.14(a)(i) and each acquisition of Loans in connection with a Substitution pursuant to Section 2.14(b), the Borrower (or the Collateral Manager on the Borrower’s behalf) shall have delivered to the Administrative Agent (with a copy to the Collateral Custodian), no later than 12:00 p.m. (New York City Time) on the date of such ~~reinvestment~~Transaction, a Reinvestment Notice in the form of Exhibit A-3 and a Borrowing Base Certificate, executed by the Collateral Manager on the Borrower’s behalf.

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(c)
On the date of such Transaction the following shall be true and correct, and, other than solely with respect to a Pre-Funded Equity Acquisition, the Borrower and the Collateral Manager shall have certified in the related Funding Notice or Reinvestment Notice, as applicable, that all conditions precedent to the requested Transaction have been satisfied and shall thereby be deemed to have certified that:
(i)
The representations and warranties contained in Section 4.1 and Section 4.2 are true, correct and complete in all respects on and as of such day as though made on and as of such day and shall be deemed to have been made on such day (other than any representation and warranty that is expressly made as of another specific date which were true, correct, and complete in all respects as of such date);
(ii)
No event has occurred, or would result from such Transaction or from the application of proceeds thereof, that constitutes an Event of Default, Default, Change of Control, Collateral Manager Termination Event or BDC Coverage Event; and
(iii)
On and as of such day, both prior to and immediately after giving effect to such Transaction, the Advances Outstanding do not exceed the Availability (or, to the extent permitted under Section 2.9(g) or Section 2.14, ~~that~~ any existing Borrowing Base Deficiency is reduced to zero);
(d)
The Borrower has not received any notice from any Lender stating that Applicable Law shall prohibit or enjoin the making of such Loan Advance by any Lender or the proposed acquisition of Loans.
(e)
(i) With respect to any Loan Advance under this Agreement or any Reinvestment of Principal Collections pursuant to Section 2.14(a)(i), the Revolving Period End Date shall not have occurred and (ii) with respect to any Transaction, the Termination Date shall not have occurred;
(f)
With respect to any Eligible Loan transferred by the Transferor (or the Equityholder or any other Affiliate of the Transferor or the Borrower) to the Borrower, such transfer shall be covered by a true sale opinion and non-consolidation opinion as the Administrative Agent may reasonably require, in form and substance acceptable to the Administrative Agent in its reasonable discretion;
(g)
The Borrower and Collateral Manager shall have delivered to the Administrative Agent (and, if applicable, to Collateral Custodian) all reports required to be delivered as of the date of such Transaction including all deliveries required by Section 2.2;
(h)
In connection with each ~~Loan Advance~~Transaction, unless otherwise waived by the Administrative Agent in its sole discretion, (i) the Borrower (or the Collateral Manager on its behalf) shall have delivered to the Document Agent (with a copy to the Administrative Agent), no later than 11:00 a.m. (New York City Time) on (x) the date proceeds are disbursed from the Pre-Funded Loan Account to acquire any Pre-Funded Loan (in the case of any Pre-Funded Loan), or (y) the ~~Advance Date~~date of such Transaction (in the case of all other Loans), (a) a Loan Checklist and an electronic copy of each of the loan agreement, credit agreement, indenture or other principal agreement pursuant to which the Loan has been issued or

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created with respect to each Loan proposed to be pledged as Collateral by the Borrower in connection with such Transaction; provided, that with respect to any Pre-Funded Loan, a draft of the Underlying Instruments pursuant to which such Loan will be issued or created shall have been delivered to the Document Agent (with a copy to the Administrative Agent) prior to the related Loan Advance to the Pre-Funded Loan Account, and (b) a copy of each transfer document or instrument relating to such Loan evidencing the assignment of such Loan to the Borrower and (ii)(x) within three (3) Business Days following the date proceeds are disbursed from the Pre-Funded Loan Account to acquire any Pre-Funded Loan (in the case of any Pre-Funded Loan), or (y) within five (5) Business Days following the related Advance Date (in the case of all other Loans), the Borrower shall deliver all other Required Loan Documents with respect to each Loan pledged as Collateral by the Borrower in connection with such Transaction; and
(i)
~~The~~Other than solely with respect to a Pre-Funded Equity Acquisition, the Borrower shall have delivered to the Administrative Agent an Officer’s Certificate (which may be part of the Funding Notice or Reinvestment Notice, as applicable) in form and substance reasonably satisfactory to the Administrative Agent certifying that each of the foregoing conditions precedent has been satisfied.

Section 3.3 Custodianship; Transfer of Loans and Permitted Investments.

(a)
The Collateral Custodian shall hold all Certificated Securities and Instruments delivered to it as Collateral in accordance with the terms hereof in physical form at the Custody Facilities or at such other location identified to the Administrative Agent and the Borrower. Any successor Collateral Custodian shall be a state or national bank or trust company which is not an Affiliate of the Borrower and which is a Qualified Institution.
(b)
Each time that the Borrower (or the Collateral Manager on behalf of the Borrower) shall direct (and each hereby so directs) or cause the acquisition of any Loan or Permitted Investment, the Borrower shall (or the Collateral Manager on behalf of the Borrower), if such Permitted Investment or, in the case of a Loan, the related assignment documentation has not already been delivered to the Document Agent in accordance with the requirements set forth in clause (a) of the definition of “Required Loan Documents”, cause the delivery of such Permitted Investment or, in the case of a Loan, the related assignment documentation in accordance with the requirements set forth in clause (a) of the definition of “Required Loan Documents” to the Document Agent.
(c)
The Borrower (or the Collateral Manager on its behalf) shall direct that the Collateral Custodian cause all Collateral (other than Money or Cash) acquired by the Borrower that constitutes Financial Assets to be credited to the Collateral Account, and shall cause all Loans and Permitted Investments acquired by the Borrower to be delivered to the Collateral Custodian or the Document Agent, as applicable, by one of the following means (and shall take any and all other actions necessary to create and perfect in favor of the Administrative Agent a valid security interest in each Loan and Permitted Investment, which security interest shall be senior to that of any other creditor of the Borrower (whether now existing or hereafter acquired) (other than pursuant to Permitted Liens)):

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of its Contractual Obligation, (iii) result in the creation or imposition of any Lien (other than the security interest granted to the Administrative Agent, on behalf of the Secured Parties, pursuant to this Agreement, and Liens described in clause (f) of the definition of “Permitted Liens”) upon any of its properties pursuant to the terms of any such Contractual Obligation, or (iv) violate any Applicable Law.

(f)
Agreements. The Borrower is not a party to any agreement or instrument or subject to any restriction that has resulted or could reasonably be expected to result in a Material Adverse Effect. The Borrower is not a party to or otherwise subject or has any of its property that is subject to any indenture or other agreement or instrument evidencing Indebtedness of the Borrower or any other agreement or instrument where a default could reasonably be expected to result in a Material Adverse Effect.
(g)
No Proceedings. (i) As of the Effective Date, there is no litigation, proceeding or investigation pending or, to its knowledge, threatened against it, before any Governmental Authority ~~and as of any date thereafter~~, and, (ii) as of any date thereafter, there is no litigation, proceeding or investigation pending or, to its knowledge, threatened against it, before any Governmental Authority (x) asserting the invalidity of any Transaction Document to which it is a party, (y) seeking to prevent the consummation of any of the transactions contemplated by any Transaction Document to which it is a party or (z) that could reasonably be expected to have Material Adverse Effect.
(h)
All Consents Required. All approvals, authorizations, consents, orders, licenses, filings or other actions of any Person or of any Governmental Authority (if any) required for the due execution, delivery and performance by it of each Transaction Document to which it is a party have been obtained, except where the failure to obtain such approval, authorization, consent, order, license, filing or other action could not reasonably be expected to have a Material Adverse Effect.
(i)
[Reserved].
(j)
Solvency. The Borrower is not the subject of any Insolvency Proceedings or Insolvency Event. The transactions under the Transaction Documents to which it is a party do not and will not render it not Solvent.
(k)
Taxes.
(i)
The Borrower is and has always been treated as a disregarded entity of either the Equityholder or the Transferor for U.S. federal income tax purposes and no election has been filed by the Borrower to be treated as a corporation for U.S. federal income tax purposes. The Borrower will, unless otherwise required by applicable law, treat the Loan Advances and Notes as indebtedness for U.S. federal income tax purposes.

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(ii)
The Transferor intends to elect to be treated and expects to qualify annually as a Regulated Investment Company. in any event not less than two (2) Business Days’) advance written notice from the Administrative Agent to such Person; provided that when an Event of Default exists the Administrative Agent (or any representative or agent thereof) may do any of the foregoing at any time and without advance notice (other than discussions with auditors and other third parties, for which reasonable prior notice shall still be required); provided, further, that so long as no Event of Default shall have occurred and be continuing (at which time no limits shall apply), (x) no more than two (2) such inspections or audits shall be conducted in any one (1) year and (y) the Transferor, the Equityholder and the Borrower shall not be obligated to reimburse the Administrative Agent for more than one (1) inspection or audit in any calendar year. For purposes of clarity, any Lender or its designated representatives having requested to attend in the case of physical inspections may, at such Lender’s expense, accompany the Administrative Agent in the case of such physical inspections.
(ii)
In connection with the foregoing clause (i), the Administrative Agent (through any of its officers, employees, or agents) shall have the right, from time to time hereafter (subject to delivery of standard confidentiality agreements) (A) at any time that an Event of Default has occurred and is continuing, to communicate directly with any and all of the Borrower’s account debtors and Obligors to verify the existence and terms thereof, and (B) from time to time, upon reasonable advance notice, to audit the Collateral, or any portion thereof, in order to verify any Loan Party’s financial condition or the amount, quality, value, condition of, or any other matter relating to, the Collateral; and each of the Transferor, the Equityholder and the Borrower shall, and shall cause the Collateral Manager to permit any designated representative of the Administrative Agent to visit and inspect any of the properties of the Transferor, the Equityholder, the Borrower or the Collateral Manager, as applicable, to inspect and to discuss their respective finances and any of their respective properties and Collateral as it relates to this Agreement, during normal business hours. The Borrower shall reimburse the Administrative Agent for any expense incurred in the exercise of the foregoing provisions. Audit fees and other charges for the inspections contemplated in this Section 5.1(d) shall be as follows: (a) a fee of $1,000.00 per day, per auditor, plus reasonable and documented out-of-pocket expenses for each field audit of the Transferor, the Equityholder, the Borrower or any other Loan Party or Person performed by personnel employed by the Administrative Agent, and (b) the reasonable and documented out-of-pocket charges and expenses paid or incurred by the Administrative Agent if it elects to employ the services of one or more third Persons to perform field audits of the Transferor, the Equityholder, the Borrower, any other Loan Party or the Collateral Manager or to appraise the Collateral, or any portion thereof; provided that, so long as no Event of Default shall have occurred and be continuing, (x) the Transferor, the Equityholder and the Borrower shall not be obligated to reimburse the Administrative Agent for more than one (1) field audit or appraisal of the Collateral, in either case, in any calendar year and (y) no more than two (2) such field audits and appraisals shall be conducted in any one (1) year. For purposes of clarity, any Lender or its designated representatives having requested to attend in the case of physical inspections may, at such Lender’s expense, accompany the Administrative Agent in the case of such physical inspections.

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than criteria waived by the Administrative Agent on or prior to the related Funding Date in respect of such Loan) listed in the definition of “Eligible Loan”, (5) any Loan described in the foregoing subclause (4) again satisfies all of the criteria listed in the definition of “Eligible Loan” and the Borrower intends to re-include such Eligible Loan in the calculation of the Borrowing Base, or (~~5~~6) any amendment to the Governing Documents of the Equityholder or the Transferor if such amendment materially and adversely affects the interests of the Administrative Agent and the Lenders, as determined in the reasonable judgement of the Collateral Manager;

(vii)
Corporate Changes. As soon as possible and in any event within five (5) Business Days after the effective date thereof, notice of any change in the name, jurisdiction of organization, corporate structure, tax characterization or location of records of the Borrower; provided that the Borrower agrees not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the UCC or otherwise that are required in order for the Administrative Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral; and
(viii)
Accounting Changes. As soon as possible and in any event within five (5) Business Days after the effective date thereof, notice of any material change in the accounting policies of the Borrower relating to loan accounting or revenue recognition.
(p)
Contest Recharacterization. The Borrower shall in good faith contest any attempt to recharacterize the treatment of the Loans as property of the bankruptcy estate of the Transferor or the Equityholder.
(q)
Quarterly Payment Date Reporting.
(i)
The Borrower shall deliver (or shall cause to be delivered) a Quarterly Payment Date Report, for the previous quarter ending as of the applicable Quarterly Determination Date, and delivered to the Administrative Agent and Collateral Custodian not later than the day that is two (2) Business Days preceding the related Quarterly Payment Date. Each such Quarterly Payment Date Report shall contain instructions to the Collateral Custodian to withdraw funds on the related Quarterly Payment Date from the applicable Collection Account and pay or transfer amounts set forth in such report in the manner specified, and in accordance with the priorities established, in Section 2.7 or Section 2.8, as applicable.
(ii)
[Reserved].
(iii)
If and to the extent the Collateral Manager may be required to calculate or to report in a Quarterly Payment Date Report or other accounting hereunder or under the Investment Management Agreement, the Dollar Equivalent of any amount, including the outstanding principal amount of an Eligible Loan, the Loan Advances, the Borrowing Base or other such calculation or amount involving an Approved Foreign Currency, it shall use (A) the Dollar Equivalent identified in or (B) the Assigned Value provided in, as

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the case may be, the collateral database compiled and delivered (or caused to be the information and the calculations included in such Borrowing Base Certificates and Quarterly Payment Date Reports were not determined or performed in accordance with the provisions of this Agreement, except for such exceptions as such accountants (or such other party) shall believe to be immaterial and such other exceptions as shall be set forth in such statement, or (B) a Collateral Manager Termination Event occurred during the applicable reporting period; provided that, if the Administrative Agent has provided written notice to the Borrower that the Administrative Agent has, in its reasonable discretion, elected to directly engage a firm of independent certified public accountants of nationally recognized standing (or any other party identified by the Administrative Agent) to provide an Agreed-Upon Procedures Report for an applicable fiscal year, the Borrower shall not be obligated to separately furnish an Agreed-Upon Procedures Report for such fiscal year;

(vi)
promptly, such additional financial and other information as any Lender may from time to time reasonably request (including, upon request, an updated Borrowing Base Certificate);
(vii)
within one-hundred twenty (120) days after the end of each fiscal year of the Borrower, a static pool report in the form of Exhibit A-7 or another form acceptable to the Administrative Agent in its sole discretion shall be provided to the Administrative Agent;
(viii)
concurrently with the delivery of the financial statements referred to in Section 5.1(s)(i) and Section 5.1(s)(ii), a fully and properly completed Compliance Certificate in the form of Exhibit F, certified on behalf of the Borrower by a Responsible Officer of the Borrower; and
(ix)
on each Quarterly Payment Date Report, a calculation of Available Capital certified by the Fund or the Collateral Manager and a calculation of the Total Interest Coverage Ratio to the extent tested pursuant to Section 5.2(o), certified as complete and correct by a Responsible Officer.
(u)
Further Assurances. The Borrower will execute any and all further documents, financing statements, agreements and instruments, and take all further action (including filing UCC and other financing statements, agreements or instruments) that may be required under applicable law, or that the Administrative Agent may reasonably request, in order to effectuate the transactions contemplated by the Transaction Documents and in order to grant, preserve, protect, perfect or more fully evidence the validity and first priority (subject to Permitted Liens) of the security interests and Liens created or intended to be created hereby. Such security interests and Liens will be created hereunder and the Borrower shall deliver or cause to be delivered to the Administrative Agent all such instruments and documents (including legal opinions and lien searches) as it shall reasonably request to evidence compliance with this Section 5.1(u). The Borrower agrees to provide such evidence as the Administrative Agent shall reasonably request as to the perfection and priority status of each such security interest and Lien.
(v)
Non-Consolidation. Each of the Borrower and the Equityholder shall at all times act in a manner such that each of the assumptions made in Section B (Assumptions the Secured Parties in, to and under the Collateral against all claims of third parties (other than Permitted Liens).

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(d)
Mergers, Acquisitions, Sales, etc. The Borrower will not be a party to any merger or consolidation (other than as permitted pursuant to Section 4.1(t)(iii)).
(e)
Restricted Payments. The Borrower shall not make any Restricted Payments other than distributions of (i) amounts paid to it in accordance with Section 2.7 on a Quarterly Payment Date as set forth in the related Quarterly Payment Date Report, (ii) the proceeds of Loan Advances, (iii) amounts on deposit in the Pre-Funded Loan Account to the extent permitted under clause (y) of the final sentence of Section 2.9(f) ~~or~~, (iv) amounts necessary to make a Permitted RIC Distribution on any date other than a Quarterly Payment Date (each, an “Intra-Quarter Permitted RIC Distribution”) if (A) the Collateral Manager provides 5 Business Days’ notice to the Administrative Agent together with a certificate certifying that as of such date of certification, the Borrower expects to, after giving effect to such Intra-Quarter Permitted RIC Distribution and all Collections the Borrower expects to receive by the immediately following Quarterly Payment Date, have sufficient funds to make all payments on such immediately following Quarterly Payment Date to Persons entitled to receive all payments in priority to Permitted RIC Distributions under Section 2.7 (together with a schedule specifying the amount of (x) the Collections that will remain in the Collection Account immediately after such Intra-Quarter Permitted RIC Distribution, (y) the Collections the Borrower expects to receive by the immediately following Quarterly Payment Date and (z) the amounts that would be required to satisfy all payments in priority to Permitted RIC Distributions under Section 2.7 on such immediately following Quarterly Payment Date (assuming for purposes of this clause that the Advances Outstanding (and the rate of Interest incurred) and the Unused Facility Amount (and the rate of Non-Usage Fee incurred) shall remain constant from the date of such certification) and (B) no Permitted RIC Distribution under this clause (iv) had been made in the applicable calendar year or (v) amounts on deposit in the Pre-Funded Equity Account to the extent such amounts are permitted to be disbursed pursuant to Section 2.9(g); provided that distributions may be made under the foregoing clauses (ii), (iii) and (iv) only if immediately before and after giving effect to such distribution, (x) the Advances Outstanding shall not exceed Availability and (y) no Default or Event of Default shall exist.
(f)
Change of Location of Underlying Instruments. The Borrower shall not, without the prior consent of the Administrative Agent, consent to the Collateral Custodian moving any Certificated Securities or Instruments from the Collateral Custodian’s Custody Facilities on the Effective Date, unless the Borrower has given at least thirty (30) days’ written notice to the Administrative Agent and has taken all actions required under the UCC of each relevant jurisdiction in order to ensure that the Secured Parties’ first priority perfected security interest continues in effect.
(g)
ERISA Matters. Except as could not reasonably be expected to result in a Material Adverse Effect, the Borrower will not (i) engage in any transaction with respect to a Pension Plan or other plan sponsored or maintained by the Borrower that is a non-exempt prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Code for which an exemption is not available or has not previously been obtained from the United States Department of Labor, (ii) permit to exist any accumulated funding deficiency, as defined

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(xii)
preparing the Quarterly Payment Date Reports and in its other duties hereunder in the manner and at the times required hereunder.

It is acknowledged and agreed that in circumstances in which a Person other than the Borrower, the Transferor or the Collateral Manager acts as lead agent with respect to any Loan, the Collateral Manager shall perform its administrative and management duties hereunder only to the extent that, as a lender under the related loan syndication Underlying Instruments, it has the right to do so.

(c)
In performing its duties, the Collateral Manager shall perform its obligations in accordance with the Collateral Management Standard.
(d)
Notwithstanding anything to the contrary contained herein, the exercise by the Administrative Agent or the Secured Parties of their rights hereunder (including, but not limited to, the delivery of a Collateral Manager Termination Notice), shall not release the Collateral Manager, the Transferor or the Borrower from any of their duties or responsibilities with respect to the Collateral except to the extent provided in Section 6.11 hereof. The Secured Parties, the Administrative Agent and the Collateral Custodian and the Document Agent shall not have any obligation or liability with respect to any Collateral, other than to use reasonable care in the custody and preservation of Collateral in such party’s possession, nor shall any of them be obligated to perform any of the obligations of the Collateral Manager hereunder.
(e)
Any payment by an Obligor in respect of any Indebtedness owed by it to the Borrower shall, except as otherwise specified by such Obligor or otherwise required by contract (including by the Underlying Instrument) or law and unless otherwise instructed by the Administrative Agent, be applied as a collection of a payment by such Obligor (starting with the oldest such outstanding payment due) to the extent of any amounts then due and payable thereunder before being applied to any other receivable or other obligation of such Obligor.
(f)
It is hereby acknowledged and agreed that, in addition to acting in its capacity as Collateral Manager pursuant to the terms of this Agreement, Phillip Street Middle Market Lending Fund LLC will engage in other business and render other services outside the scope of its capacity as Collateral Manager (including acting as administrative agent or as a lender with respect to Underlying Instruments). It is hereby further acknowledged and agreed that such other activities shall in no way whatsoever alter, amend or modify any of the Collateral Manager’s rights, duties or obligations under the Transaction Documents (including its duty to comply with the Collateral Management Standard).

Section 6.3 Authorization of the Collateral Manager.

(a)
Each of the Borrower the Administrative Agent, and each Lender hereby authorizes the Collateral Manager to take any and all reasonable steps in its name and on its behalf necessary or desirable in the determination of the Collateral Manager and not inconsistent

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with ~~the grant of~~ a security interest granted by the Borrower to the Administrative Agent, on behalf of the Secured Parties, hereunder, to collect all amounts due under any and all Collateral, including endorsing any of their names on checks and other instruments representing Collections, executing and delivering any and all instruments of satisfaction or cancellation, or of on such Business Day, in which case the Administrative Agent shall use its reasonable efforts to pay such amounts to each Lender on such Business Day, but, in any event, shall pay such amounts to such Lender not later than the following Business Day. The Administrative Agent shall pay amounts owing to each Lender in accordance with the written instructions delivered by each such Lender to the Administrative Agent.

Section 11.9 Collateral Matters.

Each of the Lenders irrevocably authorizes the Administrative Agent, at its option and in its discretion:

(a)
to release any Lien on any Collateral granted to or held by the Administrative Agent, for the ratable benefit of the Secured Parties, under any Transaction Document (i) upon the termination of the Commitment and payment in full of all Obligations (other than contingent indemnification obligations), (ii) that is sold or to be sold as part of or in connection with any sale permitted hereunder or under any other Transaction Document, or (iii) if approved, authorized or ratified in writing in accordance with Section 12.1; and
(b)
to subordinate or release any Lien on any Collateral granted to or held by the Administrative Agent under any Transaction Document to the holder of any other Lien on the Collateral.

Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property pursuant to this Section 11.9. In each case as specified in this Section 11.9, the Administrative Agent will, at the Borrower’s expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Transaction Documents or to subordinate its interest in such item, in each case in accordance with the terms of the Transaction Documents and this Section 11.9.

Section 11.10 Erroneous Payments.

(a)
If the Administrative Agent (x) notifies a Lender or Secured Party, or any Person who has received funds on behalf of a Lender or Secured Party (any such Lender, Secured Party or other recipient (and each of their respective successors and assigns), a “Payment Recipient”) that the Administrative Agent has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds (as set forth in such notice from the Administrative Agent) received by such Payment Recipient from the Administrative Agent or any of its Affiliates were erroneously or mistakenly transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender, Secured Party or other Payment Recipient on its behalf) (any such funds, whether transmitted or received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and (y) demands in writing the return of such Erroneous Payment (or a portion thereof) (provided that, without

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limiting any other rights or remedies (whether at law or in equity), the Administrative Agent may not make any such demand under this clause (a) with respect to an Erroneous Payment unless such demand is made within 5 Business Days of the date of receipt of such Erroneous Payment by the applicable Payment Recipient), such Erroneous Payment shall at all times remain the property of the Administrative Agent pending its return or repayment as contemplated below in this Section 11.10 and held in trust for the benefit of the Administrative Agent, and such Lender or Secured Party shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two (2) Business Days thereafter (or such later date as the Administrative Agent may, in its sole discretion, specify in writing), return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received) together with interest thereon (except to the extent waived in writing by the Administrative Agent) in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Administrative Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.
(b)
Without limiting the immediately preceding clause (a), each Lender or Secured Party, or any Person who has received funds on behalf of a Lender or Secured Party (and each of their respective successors and assigns) hereby further agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in this Agreement or in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates), or (z) that such Lender or Secured Party, or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part), then in each such case:
(i)
it acknowledges and agrees that (A) in the case of immediately preceding clause (x) or (y), an error and mistake shall be presumed to have been made (absent written confirmation from the Administrative Agent to the contrary) or (B) an error and mistake has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and
(ii)
such Lender or Secured Party shall (and shall cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one (1) Business Day of its knowledge of the occurrence of any of the circumstances described in clauses (x), (y) and (z) above) notify the Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Administrative Agent pursuant to this Section 11.10(b). For the avoidance of doubt, the failure to deliver a notice to the Administrative Agent pursuant to this Section 11.10(b) shall not have any effect on a Payment Recipient’s obligations pursuant to Section 11.10(a) or on whether or not an Erroneous Payment has been made.

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(c) Each Lender and each Secured Party hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Lender or Secured Party under any Transaction Document, or otherwise payable or distributable by the Administrative Agent to such Lender or Secured Party under any Transaction Document with respect to any payment of principal, interest, fees or other amounts, against any amount that the Administrative Agent has demanded to be returned under clause (a) above.

~~(d) (i) In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent for any reason, after demand therefor in accordance with clause (a) above, from any Lender that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf) (such unrecovered amount, an “Erroneous Payment Return Deficiency”), upon the Administrative Agent’s notice to such Lender at any time, then effective immediately (with the consideration therefor being acknowledged by the parties hereto), (A) such Lender shall be deemed to have assigned its Loan Advances (but not its Commitments) of the relevant class with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Class”) in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Administrative Agent may specify) (such assignment of the Loan Advances (but not Commitments) of the Erroneous Payment Impacted Class, the “Erroneous Payment Deficiency Assignment”) (on a cashless basis and such amount calculated at par plus any accrued and unpaid interest (with the assignment fee set forth in Section 12.16(a)(5) to be deemed waived by the Administrative Agent in such instance)), and is hereby (together with the Borrower) deemed to execute and deliver an Assignment and Assumption (or, to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to a Platform as to which the Administrative Agent and such parties are participants) with respect to such Erroneous Payment Deficiency Assignment, and such Lender shall deliver any Notes evidencing such Loan Advances to the Borrower or the Administrative Agent (but the failure of such Person to deliver any such Notes shall not affect the effectiveness of the foregoing assignment), (B) the Administrative Agent as the assignee Lender shall be deemed to have acquired the Erroneous Payment Deficiency Assignment, (C) upon such deemed acquisition, the Administrative Agent as the assignee Lender shall become a Lender hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Lender shall cease to be a Lender hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement and its applicable Commitments which shall survive as to such assigning Lender (D) the Administrative Agent and the Borrower shall each be deemed to have waived any consents required under this Agreement to any such Erroneous Payment Deficiency Assignment, and (E) the Administrative Agent will reflect in the Register its ownership interest in the Loan Advances subject to the Erroneous Payment Deficiency Assignment. For the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the Commitments of any Lender and such Commitments shall remain available in accordance with the terms of this Agreement.~~

~~(ii) Subject to Section 12.16 (but excluding, in all events, any assignment consent or approval requirements (whether from the Borrower or otherwise)), the Administrative Agent may, in its discretion, sell any Loan Advances acquired pursuant to an Erroneous Payment Deficiency Assignment and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by the applicable Lender shall be reduced by the net proceeds of the sale of such Loan Advance (or portion thereof), and the~~

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~~Administrative Agent shall retain all other rights, remedies and claims against such Lender (and/or against any recipient that receives funds on its respective behalf). In addition, an Erroneous Payment Return Deficiency owing by the applicable Lender (x) shall be reduced by the proceeds of prepayments or repayments of principal and interest, received by the Administrative Agent on or with respect to any such Loans acquired from such Lender pursuant to an Erroneous Payment Deficiency Assignment (to the extent that any such Loans are then owned by the Administrative Agent) and (y) may, in the sole discretion of the Administrative Agent be reduced by any amount specified by the Administrative Agent in writing to the applicable Lender from time to time.~~

(d)
~~(e)~~ The parties hereto agree that (x) irrespective of whether the Administrative Agent may be equitably subrogated, in the event that an Erroneous Payment (or portion thereof) is not recovered from any Payment Recipient that has received such Erroneous Payment (or portion thereof) for any reasons, the Administrative Agent shall be subrogated to all the rights and interests of such Payment Recipient (and, in the case of any Payment Recipient who has received funds on behalf of a Lender or Secured Party, to the rights and interests of such Lender or Secured Party, as the case may be) under the Transaction Documents with respect to such amount (the “Erroneous Payment Subrogation Rights”~~) (provided that the Loan Parties’ Obligations under the Transaction Documents in respect of the Erroneous Payment Subrogation Rights shall not be duplicative of such Obligations in respect of Loan Advances that have been assigned to the Administrative Agent under an Erroneous Payment Deficiency Assignment~~) and (y) an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower or any other Loan Party; provided that this Section 11.10 shall not be interpreted to increase (or accelerate the due date for), or have the effect of increasing (or accelerating the due date for), the Obligations of the Borrower relative to the amount (and/or timing for payment) of the Obligations that would have been payable had such Erroneous Payment not been made by the Administrative Agent; provided, further, that for the avoidance of doubt, immediately preceding clauses (x) and (y) shall not apply to the extent any such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from, or on behalf of (including through the exercise of remedies under any Transaction Documents) the Borrower for the purpose of making ~~such Erroneous Payment~~a payment on the Obligations.
(e)
~~(f)~~ To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and each Payment Recipient hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payment received, including without limitation, any defense based on “discharge for value” or any similar doctrine.
(f)
~~(g)~~ Each party’s obligations, agreements and waivers under this Section 11.10 shall survive the resignation or replacement of the Administrative Agent, any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Commitments and/or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Transaction Document.

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Appendix B

Amendments to Exhibits and Schedules to Loan Agreement

EXECUTION VERSION

CONFORMED THROUGH OMNIBUS AMENDMENT DATED JANUARY 17, 2024

EXHIBITS AND SCHEDULES

TO

LOAN, SECURITY AND COLLATERAL MANAGEMENT AGREEMENT

Dated as of February 10, 2023

EXHIBITS

EXHIBIT A-1	Form of Funding Notice
EXHIBIT A-2	Form of Repayment Notice
EXHIBIT A-3	Form of Reinvestment Notice
EXHIBIT A-4	Form of Borrowing Base Certificate
EXHIBIT A-5	Form of Incumbency Certificate
EXHIBIT A-6	Form of Quarterly Payment Date Report
EXHIBIT A-7	Form of Static Pool Analysis
EXHIBIT A-8	Form of Notice of Continuation
EXHIBIT A-9	Form of Disbursement Request
EXHIBIT B	Form of Promissory Note
EXHIBIT C	Form of Officer’s Certificate as to Solvency
EXHIBIT D	Form of Officer’s Closing Certificate
EXHIBIT E	Form of Release of Underlying Instruments
EXHIBIT F	Form of Compliance Certificate
EXHIBIT G	Form of Transferee Letter
EXHIBIT H	Form of Joinder Supplement
EXHIBIT I-1	Form of U.S. Tax Compliance Certificate – For Foreign Lenders that are not Partnerships for U.S. Federal Income Tax Purposes
EXHIBIT I-2	Form of U.S. Tax Compliance Certificate – For Foreign Participants that are not Partnerships For U.S. Federal Income Tax Purposes
EXHIBIT I-3	Form of U.S. Tax Compliance Certificate – For Foreign Lenders that are not Partnerships for U.S. Federal Income Tax Purposes
EXHIBIT I-4	Form of U.S. Tax Compliance Certificate – For Foreign Lenders that are Partnerships For U.S. Federal Income Tax Purposes
EXHIBIT J	Form of Document Agent Certification
EXHIBIT K	Form of Assignment and Assumption
EXHIBIT L	Form of Annual Statement as to Compliance

SCHEDULES

SCHEDULE I	Loan Party Names
SCHEDULE II	Loan List
SCHEDULE III	[Reserved]
SCHEDULE IV	Agreed-Upon Procedures
SCHEDULE V	~~S&P~~GICS Industry Classifications

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SCHEDULE IV

AGREED-UPON PROCEDURES

In accordance with Section 5.1(t)(v) of the Loan and Security Agreement, the Borrower or Collateral Manager will cause a firm of nationally recognized independent certified public accountants (or any other party identified by the Administrative Agent) to furnish in accordance with attestation standards established by the American Institute of Certified Public Accountants a report to the effect that such accountants (or such other party) have either verified, compared, or recalculated the following information contained in each of the Applicable Borrowing Base Certificates and Quarterly Payment Date Reports to the applicable system or records of the Borrower or the Collateral Manager and the financial statements of the underlying Obligors, as applicable:

•
Borrowing Base
•
Availability
•
Minimum Credit Enhancement Amount
•
Total Interest Coverage Ratio
•
Loan List
o
Loan Type
o
Cov-Lite Loan (y/n)
o
Outstanding Balance
o
Purchase Price
o
Loan maturity date
o
Interest Rate:
▪
fixed/floating
▪
index (if applicable)
▪
spread or coupon
▪
PIK (if applicable)
o
~~S&P~~GICS Industry Classification
o
Eligible principal amount
o
Assigned Value
o
S&P ratings
o
S&P rating expiration date
o
Moody’s, DBRS and Fitch ratings (if applicable)
o
Trailing twelve-month EBITDA for the current test period
o
Original trailing twelve-month reported EBITDA and Original trailing twelve-month adjusted EBITDA
o
Obligor Net Senior Leverage Ratio (or equivalent ratio) (recalculated based on the Obligor financial statements of the current test period)
o
Obligor Net Total Leverage Ratio (or equivalent ratio) (recalculated based on Obligor financial statements of current test period)
o
Obligor Cash Interest Coverage Ratio (or equivalent ratio) (recalculated based on the Obligor financial statements of the current test period)

Schedule IV

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SCHEDULE V

~~S&P~~GICS INDUSTRY CLASSIFICATIONS

GICS Industry Classification

1 Aerospace & Defense

2 Air Freight & Logistics

3 Automobile Components

4 Automobiles

5 Banks

6 Beverages

7 Biotechnology

8 Broadline Retail

9 Building Products

10 Capital Markets

11 Chemicals

12 Commercial Services & Supplies

13 Communications Equipment

14 Construction & Engineering

15 Construction Materials

16 Consumer Finance

17 Consumer Staples Distribution & Retail

18 Containers & Packaging

19 Distributors

20 Diversified Consumer Services

21 Diversified REITs

22 Diversified Telecommunication Services

23 Electric Utilities

24 Electrical Equipment

25 Electronic Equipment, Instruments & Components

26 Energy Equipment & Services

27 Entertainment

28 Financial Services

29 Food Products

30 Gas Utilities

31 Ground Transportation

32 Health Care Equipment & Supplies

33 Health Care Providers & Services

34 Health Care REITs

35 Health Care Technology

36 Hotel & Resort REITs

37 Hotels, Restaurants & Leisure

38 Household Durables

39 Household Products

40 Independent Power and Renewable Electricity Producers

41 Industrial Conglomerates

42 Industrial REITs

43 Insurance

44 Interactive Media & Services

45 IT Services

46 Leisure Products

47 Life Sciences Tools & Services

48 Machinery

49 Marine Transportation

50 Media

51 Metals & Mining

52 Mortgage Real Estate Investment Trusts (REITs)

53 Multi-Utilities

54 Office REITs

55 Oil, Gas & Consumable Fuels

56 Paper & Forest Products

57 Passenger Airlines

58 Personal Care Products

59 Pharmaceuticals

60 Professional Services

61 Real Estate Management & Development

62 Residential REITs

63 Retail REITs

64 Semiconductors & Semiconductor Equipment

65 Software

66 Specialized REITs

67 Specialty Retail

68 Technology Hardware, Storage & Peripherals

69 Textiles, Apparel & Luxury Goods

70 Tobacco

71 Trading Companies & Distributors

72 Transportation Infrastructure

73 Water Utilities

74 Wireless Telecommunication Services

Schedule V

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Appendix C

Amendments to Control Agreement

EXECUTION VERSION

CONFORMED THROUGH OMNIBUS AMENDMENT DATED JANUARY 17, 2024

CONTROL AGREEMENT

among

PHILLIP STREET MIDDLE MARKET LENDING INVESTMENTS LLC,

as Pledgor,

ALLY BANK,

as Administrative Agent,

and

STATE STREET BANK AND TRUST COMPANY,

as Securities Intermediary

Dated as of February 10, 2023

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designated as the “Principal Collection Account” with securities account number 11592045-1 and related deposit account number 11592045-1-D (such account, together with any replacements thereof or substitutions therefor, the “Principal Collection Account”), (ii) the securities account and related deposit account designated as the “Interest Collection Account” with securities account number 11592045-2 and related deposit account number 11592045-2-D (such account, together with any replacements thereof or substitutions therefor, the “Interest Collection Account”), (iii) the securities account and related deposit account designated as the “General Collection Account” with securities account number 11592045-3 and related deposit account number 11592045-3-D (such account, together with any replacements thereof or substitutions therefor, the “General Collection Account” and together with the Principal Collection Account and the Interest Collection Account, the “Collection Account”), (iv) the securities account and related deposit account designated as the “Collateral Account” with securities account number 11592045-4 and related deposit account number 11592045-4-D (such account, together with any replacements thereof or substitutions therefor, the “Collateral Account”), (v) the securities account and related deposit account designated as the “Unfunded Exposure Account” with securities account number 11592045-5 and related deposit account number 11592045-5-D (such account, together with any replacements thereof or substitutions therefor, the “Unfunded Exposure Account”) ~~and~~, (vi) the securities account and related deposit account designated as the “Pre-Funded Loan Account” with securities account number 11592045-6 and related deposit account number 11592045-6-D (such account, together with any replacements thereof or substitutions therefor, the “Pre-Funded Loan Account”) and (vii) the securities account and related deposit account designated as the “Pre-Funded Equity Account” with securities account number 11592045-7 and related deposit account number 11592045-7-D (such account, together with any replacements thereof or substitutions therefor, the “Pre-Funded Equity Account” and together with the Principal Collection Account, the Interest Collection Account, the General Collection Account, the Collateral Account ~~and~~, the Unfunded Exposure Account and the Pre-Funded Loan Account, the “Secured Accounts”).

(b) Status of Secured Accounts; Treatment of Property as Financial Assets; Relationship of Parties. The Securities Intermediary hereby agrees with the Pledgor and Administrative Agent that: (i) each Secured Account is a “securities account” (within the meaning of Section 8-501(a) of the UCC and Article 1(1)(b) of the Hague Convention on the Law Applicable to Certain Rights in Respect of Securities Held with an Intermediary (the “Hague Securities Convention”)) in respect of which the Securities Intermediary is a “securities intermediary” (within the meaning of Section 8-102(a)(14) of the UCC) and an “intermediary” (within the meaning of Article 1(1)(c) of the Hague Securities Convention) or a “deposit account” as such term is defined in Section 9-102(a)(29) of the UCC, (ii) each item of property other than money or cash (whether investment property, financial asset, securities, instrument or other property except money or cash) credited to any Secured Account shall be credited to any Secured Account that is a securities account, and shall be treated as a “financial asset” (within the meaning of Section 8-102(a)(9) of the UCC), provided that nothing herein shall require the Securities Intermediary to credit to the Secured Accounts or to treat as a financial asset (within the meaning of Section 8-102(a)(9) of the UCC) an asset in the nature of a general intangible (as defined in Section 9-102(a)(42) of the UCC) or to “maintain” a sufficient quantity thereof (within the meaning of Section 8-504 of the UCC), and (iii) each Secured Account and any rights or proceeds derived therefrom are subject to a security interest in favor of the Administrative Agent arising under the Loan Agreement. The Securities Intermediary shall, subject to the terms

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